UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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SLM Corporation
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sallie mae®

2025 SLM Corporation

Proxy Statement

300 Continental Drive Newark, Delaware 19713

April 28, 2025

Letter from the CEO

Dear Fellow Stockholders:

On behalf of the Board of Directors, thank you for your continued support and investment in Sallie Mae. Last year in this letter, I spoke about the value of higher education, the strength of our broader university system, and the important role Sallie Mae plays in supporting students and families as they navigate to, through, and immediately after college.

I believe these perspectives continue to be true. On average, individuals who complete a higher education program have higher lifetime earnings and their children are more likely to attend college in the future. The United States continues to have the best higher education system comprised of leading research universities, a strong system of community colleges, state and private universities, and specialty programs, and each year produces highly educated graduates who strengthen our economy.

Sallie Mae continues to play an important role helping families as they responsibly finance their higher education. Over the last year, we have also made significant progress in creating new tools and resources to connect individuals to scholarships, research schools, and complete the Free Application for Federal Student Aid (FAFSA). In addition, through our industry-leading research, strategic partnerships, and advocacy, we’re championing solutions that can help more students and families successfully access and complete their higher education.

This important work has translated into significant results for our stockholders. In 2024, we exceeded expectations for originations, sustained improvements in credit performance and credit quality, and continued our robust capital return program. Our underwriting, servicing, and collection capabilities continue to drive efficiency and positive customer outcomes. We generated a 51% 3-year Total Shareholder Return through year-end 2024 – well above the peer group average. We believe we have great momentum and are well-positioned to deliver strong results for stockholders now and into the future.

While we are proud of these results, we also need to acknowledge the important conversations happening today about reforming the higher education financing system. While the exact nature of any federal changes remains unclear at this time, there is a growing recognition that the current federal system does too much for too many and not enough for those who need the most support. In addition, unlimited federal lending without meaningful underwriting and transparency has led to overborrowing.

We are hopeful that any potential changes will make the system work better for every student and family. As the industry leader for private student lending, we recognize too that our actions and advocacy can make a significant impact. With that in mind, our investors, customers, university partners, and other key stakeholders should know the following:

•	Sallie Mae will continue to provide students and families with responsible financing options and the tools, data, resources, and insights needed to chart their unique higher education journeys.

•	Sallie Mae is committed to supporting our college and university partners and helping their students and families access and complete their higher education.

•	We will continue to actively engage with policymakers to share our insights and years of experience and advocate for policies that increase access and affordability, while promoting college completion.

•	If there is a need for us to play a larger role in supporting students and families moving forward, we believe we will be operationally and financially ready to do so.

I look forward to our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, June 17, 2025, at 1 p.m. Eastern Daylight Time to be held virtually at www.virtualshareholdermeeting.com/SLM2025.

Details of the business to be conducted at the Annual Meeting and how to participate are provided in the attached Notice of Annual Meeting and proxy statement. You are being asked to vote on several important matters. Your vote is important, regardless of the number of shares you own, and all holders of our Common Stock are cordially invited to attend the Annual Meeting. Please vote at your earliest convenience by following the instructions in the Notice of Availability of Proxy Materials or the proxy card you received in the mail.

All best,

Jonathan W. Witter

Chief Executive Officer

Notice of SLM Corporation’s 2025

Annual Meeting of Stockholders

Date	Time	Place
Tuesday	1:00 p.m.	Meeting live via internet – please visit
June 17, 2025	Eastern Daylight Time	www.virtualshareholdermeeting.com/SLM2025

How to Vote

Your participation in the Annual Meeting is important. SLM Corporation urges you to take the time to carefully read the proposals described in the proxy statement and vote your proxy at your earliest convenience.

You may vote one of the following ways: By Telephone 1-800-690-6903 By Internet before the meeting www.proxyvote.com	By Mail completing and signing the proxy card enclosed and returning it in the envelope provided By Internet during the meeting www.virtualshareholdermeeting.com/SLM2025

Items of Business

PROPOSAL 1: Elect 13 directors nominated by the SLM Corporation Board of Directors (the “Board of Directors” or the “Board”), each for a one-year term, to serve until their successors have been duly elected and qualified;

PROPOSAL 2: Approve the SLM Corporation 2025 Employee Stock Purchase Plan (the “2025 ESPP”), including the number of shares of Common Stock authorized for issuance under the plan;

PROPOSAL 3: Approve, on an advisory basis, SLM Corporation’s executive compensation;

PROPOSAL 4: Ratify the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for the year ending December 31, 2025; and

OTHER BUSINESS: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

2025 Virtual Annual Stockholder Meeting

After careful consideration, the Board of Directors has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for SLM Corporation at this time, as it enables engagement with our stockholders, regardless of size of holdings, resources, or physical location of stockholders. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would be at an in-person meeting, including submitting questions. You will be able to attend the meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/SLM2025. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The meeting webcast will begin promptly at 1:00 p.m., Eastern Daylight Time. We encourage you to log in and access the meeting at least 15 minutes prior to the start time.

Record Date

Stockholders of record of the Company’s Common Stock, par value $.20 per share (“Common Stock”), as of the close of business on April 21, 2025, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. On April 21, 2025, 209,856,503 shares of Common Stock were outstanding and eligible to be voted.

By order of the Board of Directors,

Richard M. Nelson

Corporate Secretary

April 28, 2025

The Board of Directors of SLM Corporation (“Sallie Mae,” “SLM,” the “Company,” “we,” “our,” or “us”) is furnishing this proxy statement to solicit proxies for use at Sallie Mae’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Notice of the Annual Meeting accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our stockholders beginning on or about May 5, 2025. We have determined that the Annual Meeting will be held in a virtual meeting format only (with no in-person meeting), via the Internet, at www.virtualshareholdermeeting.com/SLM2025. For more information regarding the Annual Meeting process, please review the section entitled “Questions and Answers About the Annual Meeting and Voting” contained at the end of this proxy statement.

This proxy statement and Sallie Mae’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”), are available at: https://www.salliemae.com/investors/shareholder-information and https://materials.proxyvote.com. You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713. Sallie Mae will provide a copy of the 2024 Form 10-K without charge to any stockholder upon written request.

Proxy Statement Summary

This summary highlights certain information contained in the proxy statement. You should read the entire proxy statement and the 2024 Form 10-K carefully before you vote.

2025 Annual Meeting of Stockholders

Time and Date	Virtual Location	Record Date
June 17, 2025 1:00 p.m. Eastern Daylight Time	www.virtualshareholdermeeting.com/ SLM2025	April 21, 2025

SLM’s Strategy

To focus our business and increase shareholder value, we continue to advance our strategic imperatives. Our primary focus remains on maximizing the profitability and growth of our core private student loan business, while harnessing and optimizing the power of our brand and attractive client base. In addition, we continue to seek to better inform the external narrative about student lending and Sallie Mae. We also strive to maintain a rigorous and predictable capital allocation and return program to create shareholder value. We are focused on driving a mission-led culture that continues to make Sallie Mae a great place to work, while we continue to strengthen our risk and compliance functions, enhance and build upon our risk management framework, and assess and monitor enterprise-wide risk.

We strive to maximize the revenue of our core private student loan business by (i) driving penetration at schools, (ii) increasing market share to better meet student funding needs, (iii) using risk-adjusted pricing and underwriting, and (iv) continuing to enhance our marketing, digital, and data capabilities. In addition, we work to manage our unit costs by (a) maintaining a strong focus on fixed cost discipline, (b) reducing both the unit costs of servicing and the unit cost of acquisitions, (c) improving third-party vendor cost management, and (d) driving towards strong operating leverage.

Our previous acquisitions of the assets of Nitro College (“Nitro”) and Scholly, Inc. (“Scholly”) enhanced our strategic growth opportunities, expanded our digital marketing capabilities, reduced the cost to acquire customer accounts, and accelerated our progress to become a broader education solutions provider.

In 2024, we continued to optimize the value of our Sallie Mae brand and attractive client base, while integrating and leveraging the tools and assets acquired through Nitro and Scholly, by (i) building products and services that leverage our customer affiliation and drive customer value, (ii) ensuring alignment of our products and services with our core mission, (iii) prioritizing partnerships and other capital efficient avenues of growth, and (iv) seeking to optimize return on our investments.

2025 PROXY STATEMENT	1

PROXY STATEMENT SUMMARY

During 2024, we worked to maintain a rigorous capital allocation and return program by (i) increasing quarterly Common Stock dividends to $0.13 per share, (ii) selling approximately $3.7 billion of Private Education Loans (as hereinafter defined), and (iii) repurchasing approximately 11.6 million shares of our Common Stock pursuant to Rule 10b5-1 trading plans authorized under our share repurchase programs.

Corporate Governance Highlights

We believe strong corporate governance is critical for our success. Integral to our governance structures are (i) director independence, as our Board of Directors as of December 31, 2024, was comprised of 91% independent directors, (ii) separate roles of Board Chair and Chief Executive Officer (“CEO”), (iii) active risk oversight by the Board of Directors and Board committees, (iv) a Code of Business Conduct for all directors, officers, and employees, (v) breadth of experience and perspective on our Board of Directors, and (vi) board refreshment evidenced by 55% of our Board of Directors having tenure of fewer than six years of service as of December 31, 2024.

Executive Compensation

Our executive compensation philosophy aligns the compensation received by our named executive officers with the Company’s performance. Our performance-based compensation programs focus our senior executives on goals that drive our financial performance while balancing risk and reward. The Company’s total shareholder return (as described below) has continued to be strong compared to our peer group, and payouts under our 2024 incentive plans align with the Company’s stock performance. We achieved significant successes in 2024 by delivering on key Company performance metrics during the year. For more information on our executive compensation, including our practices and philosophy, please see our “Compensation Discussion & Analysis” on page 33.

2	SLM CORPORATION

Overview of Proposals

This proxy statement contains four proposals requiring stockholder action, each of which is discussed in more detail below. Proposal 1 seeks the election of 13 directors nominated by the Board of Directors. Proposal 2 seeks approval of the 2025 ESPP. Proposal 3 seeks approval, on an advisory basis, of Sallie Mae’s executive compensation. Proposal 4 seeks ratification of the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Each share of Common Stock is entitled to one vote on each proposal or, in the case of the election of directors, on each nominee.

The Board of Directors recommends that you vote FOR each of Proposals 1, 2, 3, and 4, as discussed in more detail below.

2025 PROXY STATEMENT	3

Proposal 1

Election of Directors

Our Board of Directors has nominated and recommends 13 individuals for election to our Board of Directors at the Annual Meeting. These individuals are as follows:

Under our Certificate of Incorporation, the size of our Board of Directors may not be fewer than 11 nor more than 16 members. Under our Bylaws, the Board of Directors has the authority to determine the size of the Board of Directors within that range and to fill any vacancies that may arise prior to the next annual meeting of stockholders. The Board of Directors has set the number of members at 13, effective as of the Annual Meeting.

Biographical information, qualifications, and experience with respect to each director nominee appear below. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes, and other qualifications the Board of Directors has determined support its oversight and management of Sallie Mae’s business, operations, and structure.

Each nominee is a current director who was elected by stockholders at the 2024 annual meeting of stockholders, other than Mr. Greig, who was appointed to the Board of Directors effective January 12, 2025, and Dr. Greenstein and Mr. Millerchip, who were both appointed to the Board of Directors effective April 23, 2025. Mr. Greig, Dr. Greenstein, and Mr. Millerchip were each identified by the Nominations and Governance Committee with the assistance of a third-party search firm engaged to identify and evaluate potential nominees. After a thorough review of each of their respective qualifications and skills, the Nominations and Governance Committee recommended Mr. Greig, Dr. Greenstein, and Mr. Millerchip to the Board of Directors. The Board of Directors unanimously approved each of the appointments of Mr. Greig, Dr. Greenstein, and Mr. Millerchip as directors.

4	SLM CORPORATION

PROPOSAL 1 | ELECTION OF DIRECTORS

All nominees appearing below consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Our Bylaws provide the election of a director in an uncontested election will be by a majority of the votes cast with respect to a nominee at a meeting for the election of directors at which a quorum is present. Each share of Common Stock is entitled to one vote for each nominee. A director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and shares not voted on the proposal, including broker non-votes, are of no effect for the outcome of the election.

If any director nominee fails to receive a majority of the votes cast “FOR” their election, such nominee will automatically tender their resignation upon certification of the election results. The Nominations and Governance Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the Nominations and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

2025 PROXY STATEMENT	5

PROPOSAL 1 | ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

Janaki Akella  (Independent)

Qualifications:

Dr. Akella’s decades of experience holding leadership roles in technology and growth strategy and advising clients in multiple industries regarding various information technology and data strategy matters, enables her to provide valuable insight to the Board of Directors in the areas of technology, business strategy, and operations.

Professional Highlights:

•  Chief of Business Operations, Director, Ads Privacy and Safety, Google LLC—2020 to 2023; Head of Digital Transformation, Director, Cloud—2018 to 2020; Chief of Staff for Search—2017 to 2018

•  Partner, McKinsey & Company—2007 to 2016; Associate Principal—2003 to 2006; Engagement Manager—2001 to 2003; Associate/Senior Associate—1999 to 2001

•  Engineer Scientist and Technical Contributor, Hewlett-Packard—1993 to 1998

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2024 to present

•  Director, Fractal.ai—2024 to present

•  Director, averQ, Inc.—2023 to present

Directorship of other public companies:

•  Director, Southern Company—2019 to present

R. Scott Blackley  (Independent/Audit Committee Chair)

Qualifications:

Mr. Blackley brings decades of experience in financial services, risk management, strategy, and operations to the Board of Directors.

Professional Highlights:

•  Chief Financial Officer, Oscar Health, Inc.—2023 to Present; Chief Transformation Officer—2022 to 2023; Chief Financial Officer—2021 to 2022

•  Chief Financial Officer, Capital One Financial Corporation—2016 to 2021; Controller and Principal Accounting Officer—2011 to 2017

•  Senior Vice President and Chief Financial Officer, Capital Markets business, Federal National Mortgage Association (Fannie Mae)—2007 to 2011; Senior Vice President, Accounting Policy—2005 to 2007

•  Vice President, Assistant Controller, America Online, Inc.—2003 to 2005

•  Partner, KPMG LLP—2002 to 2003

•  Professional Accounting Fellow, United States Securities and Exchange Commission—2000 to 2002

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2022 to present

•  Director, Trout Unlimited—2019 to 2024; Budget Chair—2019 to 2024

•  Director, Hexamer Therapeutics—2019 to present

6	SLM CORPORATION

PROPOSAL 1 | ELECTION OF DIRECTORS

Mary Carter Warren Franke  (Independent/Board Chair)

Qualifications:

Ms. Franke’s leadership roles and experience in marketing and the banking industry enable her to contribute to the Board of Directors experience in the areas of marketing, business development, and financial services.

Professional Highlights:

•  Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.—2007 to 2013

•  Executive Vice President and Chief Marketing Officer, Chase Card Services—1995 to 2007

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

•  Director, Investors Management Corporation—2021 to present

•  Director, The Warfield Fund—2007 to present

•  Director, Saint Mary’s School—2014 to 2020

•  Director, Hobe Sound Community Chest—2017 to present

•  Director, Paul’s Place—2014 to 2017

Daniel Greenstein  (Independent)

Qualifications:

Dr. Greenstein brings decades of experience in higher education strategy, innovation, and transformation to the Board of Directors.

Professional Highlights:

•  Managing Director, Higher Education, Baker Tilly (US)—2024 to present

•  Chancellor, Pennsylvania State System of Higher Education—2018 to 2024

•  Senior Advisor, Public Sector Practice, Boston Consulting Group—2018 to 2021

•  Director, US Programs—Education, Postsecondary Success, Bill & Melinda Gates Foundation—2012 to 2018

•  Vice Provost, Strategic Planning, Programs and Accountability, University of California, Office of the President—2006 to 2012; University Library, California Digital Library and Associate Vice Provost, Scholarly Communication—2002 to 2006

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2025 to present

•  Board Member, The Institute for College Access & Success—2024 to present

•  Trustee, Excelsior University—2023 to 2025

2025 PROXY STATEMENT	7

PROPOSAL 1 | ELECTION OF DIRECTORS

Henry F. Greig  (Independent)

Qualifications:

Mr. Greig’s deep background and experience in risk management, strategy, and operations complement and enhance the skills of our Board of Directors.

Professional Highlights:

•  Executive Vice President, Synchrony Financial—2023; Executive Vice President and Chief Credit Officer—2017 to 2022; Executive Vice President and Chief Risk Officer—2014 to 2017.

•  Senior Vice President and Chief Risk Officer, Retail Finance North America, GE Capital—2010 to 2014; Senior Vice President and Chief Risk Officer, Retail Finance North America and “Red” Businesses—2010 to 2011; Vice President, Chief Risk Officer, Retail Card Services—2004 to 2010; Vice President, Credit Risk Leader, Retail Finance—2002 to 2004.

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2025 to present

Mark L. Lavelle  (Independent/Compensation Committee Chair)

Qualifications:

Mr. Lavelle’s extensive experience developing and scaling businesses encompassing financial services, commerce, and information technology provides valuable insight to the Board of Directors in the areas of risk management, strategy, acquisitions, and business operations.

Professional Highlights:

•  Chief Executive Officer, Maergo (formerly known as X Delivery)—2021 to 2024

•  Chairman and Chief Executive Officer, Deep Lake Capital—2021 to 2024

•  Senior Vice President, Commerce Cloud, Adobe Inc.—2018 to 2019

•  Chief Executive Officer, Magento Commerce—2015 to 2018

•  Senior Vice President, Product, eBay Enterprise—2013 to 2015

•  Senior Vice President, Strategy and Partnerships, eBay, Inc.—2012 to 2013

•  Senior Vice President, Strategy and Business Development, PayPal, Inc.—2009 to 2012

•  Co-Founder and Vice President, Corporate Development, Bill Me Later, Inc.—2001 to 2009

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2019 to present

•  Director, Armada Inc.—2018 to present

•  Director, Second Chance—2008 to present

8	SLM CORPORATION

PROPOSAL 1 | ELECTION OF DIRECTORS

Christopher T. Leech  (Independent)

Qualifications:

Mr. Leech’s extensive consulting experience, including advising financial services clients regarding strategy and financial, regulatory, and operational risk management, provides valuable insight to the Board of Directors on business strategy, operations, and regulatory matters.

Professional Highlights:

•  Senior Partner, McKinsey & Company—2000 to 2023; Partner—1995 to 2000; Associate—1990 to 1995

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2024 to present

•  Board Member, McKinsey & Company—2020 to 2023; Chair of Risk, Audit and Governance Committee—2021 to 2023

•  Board Member, Higher Achievement—2013 to 2021; National Board Chair—2017 to 2021

•  Board Member, Shady Side Academy—2003 to 2012

Managing Director, Grain Management

Age:

53

Director Since:

MARCH

2021

Ted Manvitz  (Independent)

Qualifications:

Mr. Manvitz’s extensive experience in the areas of strategic planning and investments, capital allocation, senior executive management, operations, finance, mergers and acquisitions, and capital markets provides valuable insight to the Board of Directors in driving growth, building partnerships, and creating value.

Professional Highlights:

•  Managing Director, Grain Management—2022 to present

•  Interim Chief Financial Officer, Optimus Ride—2021

•  Senior Advisor, IHS Holding Limited—2019 to 2021; Executive Vice President and Chief Strategy Officer—2018 to 2019; Chief Financial Officer—2016 to 2018; Chief Investment Officer—2013 to 2016; Chief Operating Officer—2011 to 2013; Executive Director, Corporate Finance and M&A—2010 to 2011

•  Managing Director, Arm Capital Partners—2009 to 2010

•  Executive Director, J.P. Morgan Securities, Inc.—2006 to 2009; Vice President—2004 to 2006; Associate Vice President—2002 to 2004

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2021 to present

•  Director, 55 Hereford—2023 to present

•  Director, Phoenix Tower International—2024 to present

•  Senior Advisor, Africell—2021 to present

•  Adjunct Faculty, American University—2020 to 2021

2025 PROXY STATEMENT	9

PROPOSAL 1 | ELECTION OF DIRECTORS

Chief Executive Officer, NRECA

Age:

65

Director Since:

MARCH

2015

Jim Matheson  (Independent/Nominations and Governance Committee Chair)

Qualifications:

Mr. Matheson’s extensive experience in public policy and financial services brings valuable perspectives to the Board of Directors on public policy and regulatory matters and in the development of business strategies.

Professional Highlights:

•  Chief Executive Officer, National Rural Electric Cooperative Association—2016 to present

•  Principal in the Public Policy Practice, Squire Patton Boggs—2015 to 2016

•  Member of the United States House of Representatives—2001 to 2015

•  Founder of The Matheson Group—1999 to 2000

•  Consultant, Energy Strategies, Inc.—1991 to 1998

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2015 to present

•  Director, The Alliance to Save Energy—2024

•  Service on the United States House of Representatives Energy and Commerce Committee—2007 to 2015; Science Committee—2001 to 2011; Financial Services Committee—2003 to 2007; Transportation and Infrastructure Committee—2001 to 2007

•  Chief Deputy Whip for the Democratic Caucus of the United States House of Representatives—2011 to 2015

•  Board Member, United States Association of Former Members of Congress—2015 to 2022

Gary Millerchip  (Independent)

Qualifications:

Mr. Millerchip’s extensive experience in finance and retail banking as well as corporate strategy and leadership complement and enhance the skills of our Board of Directors.

Professional Highlights:

•  Executive Vice President and Chief Financial Officer, Costco Wholesale Corp.—2024 to present

•  Senior Vice President and Chief Financial Officer, The Kroger Co.—2019 to 2024; Chief Executive Officer, Kroger Personal Finance and Corporate Strategy and Integration Lead—2014 to 2019; Chief Executive Officer, Kroger Personal Finance, 2008 to 2014

•  Head of Personal Cards, Royal Bank of Scotland—2005 to 2008; various leadership positions with Royal Bank of Scotland in finance, business analysis, operations, marketing, and sales—1997 to 2005

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2025 to present

10	SLM CORPORATION

PROPOSAL 1 | ELECTION OF DIRECTORS

Vivian C. Schneck-Last (Independent/Operational and Compliance Risk Committee Chair)

Qualifications:

Ms. Schneck-Last’s strategic technology experience and background in technology governance in the financial services field bring valuable perspective to the Board of Directors in risk management and on a broad range of enterprise technology matters.

Professional Highlights:

•  Managing Director, Global Head of Technology Governance, Goldman Sachs & Company—2009 to 2014; Managing Director, Global Head of Technology Vendor Management—2003 to 2014; Managing Director, Global Head of Technology Business Development—2000 to 2014;

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2015 to present

•  Advisor/Director, Portrait Capital Systems, LLC—2015 to 2019

•  Advisor/Director, Coronet—2015 to 2023

•  Director, Bikur Cholim of Manhattan—2014 to present

Directorship of other public companies:

•  SCVX Corp.—2020 to 2022

Jonathan W. Witter  (Executive; Not Independent)

Qualifications:

Mr. Witter’s extensive background and significant leadership experience in the banking industry and his expertise in customer experience position him well to provide business and leadership insight to the Board of Directors in the areas of banking, financial services, capital markets, business operations, and customer service.

Professional Highlights:

•  Chief Executive Officer and Director, Sallie Mae—April 2020 to present

•  Executive Vice President and Chief Customer Officer, Hilton Worldwide Holdings—April 2017 to April 2020

•  President, Retail and Direct Banking, Capital One Financial Corporation—February 2012 to March 2017; President, Retail and Small Business Banking—September 2011 to February 2012; Executive Vice President, Retail Banking—December 2010 to September 2011

•  Chief Operating Officer, Retail Banking Group and President, Morgan Stanley Private Bank—2009 to December 2010

•  Executive Vice President and Head of General Bank Distribution, Wachovia (now Wells Fargo & Company)—2004 to 2009

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—April 2020 to present

2025 PROXY STATEMENT	11

PROPOSAL 1 | ELECTION OF DIRECTORS

Former Chief Technology and Operations Officer, DocuSign

Age:

57

Director Since:

NOVEMBER

2016

Kirsten O. Wolberg  (Independent/Preferred Stock Committee Chair)

Qualifications:

Ms. Wolberg’s extensive experience in information technology for the financial services industry provides valuable insight to the Board of Directors in the areas of finance, information technology risks, cyber security, and business operations.

Professional Highlights:

•  Chief Technology and Operations Officer, DocuSign—2017 to 2021

•  Vice President, PayPal Separation Executive, PayPal, Inc.—2014 to 2017

•  Vice President, Technology, PayPal, Inc.—2012 to 2014

•  Chief Information Officer, Salesforce.com—2008 to 2011

•  Vice President, Corporate Technology, Charles Schwab & Co.—2001 to 2008

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2016 to present

•  Director, Atlas—2023 to 2024

•  Director, Epidemic Sound—2021 to present

•  Director, Pryon—2021 to present

•  Director, Pie Insurance—2021 to present

•  Director, Duco Technology Limited—2020 to 2021

•  Director, Year Up—2008 to 2021

•  Director, Jewish Vocational Services—2014 to present

Directorship of other public companies:

•  Dynatrace, Inc.—2021 to present

•  CalAmp Corp.—2020 to 2024

•  Silicon Graphics International Corp.—2016

Board of Directors Recommendation

The Board of Directors Recommends a Vote “FOR” the Election of the Thirteen Nominees Named Above.

12	SLM CORPORATION

Proposal 2

Approval of the SLM Corporation 2025 Employee Stock Purchase Plan

At the Annual Meeting, upon the recommendation of the Compensation Committee to the Board of Directors, and the Board of Director’s subsequent approval and recommendations to the stockholders, the stockholders are being asked to approve the SLM Corporation 2025 Employee Stock Purchase Plan (the “2025 ESPP”), including the number of shares of Common Stock authorized for issuance under the 2025 ESPP. The 2025 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and is designed to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of our Common Stock at a discount to fair market value using their accumulated payroll deductions during specified offering periods.

The Board of Directors believes the adoption of a new, broad-based employee stock purchase plan will continue to serve as a powerful and effective tool in our total reward strategy for our employees. The 2025 ESPP will provide employees with a continued opportunity to become stakeholders in our Company at favorable prices, thereby aligning employees’ interests with those of our stockholders.

Currently, we maintain the Sallie Mae Employee Stock Purchase Plan, as amended and restated (the “2014 ESPP”). If approved by our stockholders, the 2025 ESPP would replace the 2014 ESPP, with the 2014 ESPP terminating on or following July 31, 2025, the last day of the offering period currently in effect, and after such time that all outstanding options under the 2014 ESPP have been settled, and the 2025 ESPP going into effect thereafter. Following the close of the current offering period under the 2014 ESPP, we will cease granting any new awards under the 2014 ESPP, and 13,250,000 shares of our Common Stock that were previously registered for issuance under the 2014 ESPP will be issuable under the 2025 ESPP. On May 24, 2012, we registered 6,000,000 shares of our Common Stock on Form S-8 for the 2014 ESPP; however, in connection with the separation of Navient Corporation from the Company in 2014, such number was increased to reflect a 2,798-for-1,000 stock split that occurred on May 1, 2014. As of the record date, April 21, 2025, there are 13,727,133 shares of Common Stock available for issuance under the 2014 ESPP. Any shares of Common Stock that remain outstanding under the 2014 ESPP will not be available for issuance other than the 13,250,000 shares of Common Stock that will be available under the 2025 ESPP, subject to adjustment as described below. If our stockholders do not approve the 2025 ESPP, then the 2014 ESPP will remain in effect.

If this Proposal 2 is approved by our stockholders, the maximum number of shares of our Common Stock that may be issued under the 2025 ESPP will be 13,250,000 shares, subject to adjustment as described below. As of the record date, April 21, 2025, a total of 209,856,503 shares of our Common Stock were outstanding. The 2025 ESPP share reserve represents approximately 6.3% of the total number of shares of our Common Stock outstanding as of the record date, April 21, 2025.

The 2025 ESPP does not include an evergreen provision that would permit annual increases in the number of shares available for issuance without stockholder approval. The Board of Directors believes this share reserve represents an appropriate amount of potential equity dilution in light of the purposes of the 2025 ESPP, which are further described below.

Summary of the 2025 ESPP

The following is a description of the material terms of the 2025 ESPP. The summary below does not contain a complete description of all provisions of the 2025 ESPP and is qualified in its entirety by reference to the 2025 ESPP, a copy of which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the 2025 ESPP is to provide employees of our Company, and its participating subsidiaries, with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The 2025 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

Shares. The maximum number of shares of our Common Stock available for issuance under the 2025 ESPP will not exceed in the aggregate 13,250,000 shares, subject to adjustment as provided in the “Adjustments and Change in Control” section below. The shares may be newly issued shares of Common Stock, treasury shares, or shares acquired on the open market. If any purchase of shares pursuant to an option under the 2025 ESPP is not consummated, the shares not purchased under such option will again become available for issuance under the 2025 ESPP. The number of shares of Common Stock that a participant may purchase in an offering under the 2025 ESPP may be reduced if the offering is over-subscribed. If the Compensation Committee determines

2025 PROXY STATEMENT	13

PROPOSAL 2 | APPROVAL OF THE SLM CORPORATION 2025 EMPLOYEE STOCK PURCHASE PLAN

that, on a particular Purchase Date (as defined below), the number of shares with respect to which options are to be exercised exceeds either the number of shares then available under the 2025 ESPP or the Offering Period Limit (as defined below), the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Compensation Committee determines to be equitable. No option granted under the 2025 ESPP shall permit a participant to purchase shares which, if added together with the total number of shares purchased by all other participants in such offering, would exceed either the total number of shares remaining available under the 2025 ESPP or the Offering Period Limit.

Eligibility. Unless otherwise determined by the Compensation Committee, any employee who, to the extent permitted to be included or excluded under Section 423(b) of the Internal Revenue Code and Treasury Regulation Section 1.423-2(e), during the applicable offering period, is employed for at least 20 hours per week (subject to any limits set forth in the Internal Revenue Code) will be eligible to participate in the 2025 ESPP. Notwithstanding the foregoing, the Compensation Committee (i) may exclude from participation in the 2025 ESPP or any offering any employees who are “highly compensated employees” or a sub-set of such “highly compensated employees” (within the meaning of Section 414(q) of the Internal Revenue Code) and (ii) shall exclude any employees located outside of the United States to the extent permitted under Section 423 of the Internal Revenue Code. Non-employee directors and independent contractors are not eligible to participate in the 2025 ESPP. No employee shall be granted an option under the 2025 ESPP if (a) immediately after the grant of the option, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code) would own stock of our Company or hold outstanding options to purchase stock of our Company possessing 5% or more of the total combined voting power or value of all classes of stock of our Company or any subsidiary or (b) such option would permit such employee the right to purchase stock under all employee stock purchase plans (described in Section 423 of the Internal Revenue Code) of our Company and its subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of such stock (or such other limit as determined by applicable law, in each case determined at the time the option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Internal Revenue Code.

The 2025 ESPP will constitute the employee stock purchase plan of the Company and each Participating Subsidiary (as defined in the 2025 ESPP). A Participating Subsidiary may withdraw from the 2025 ESPP as of any offering date by giving timely written notice to the Board of Directors.

As of the record date, April 21, 2025, approximately 1,765 employees will be eligible to participate in the 2025 ESPP.

Administration. The Compensation Committee has the power to administer the 2025 ESPP. The Compensation Committee has full discretionary authority to construe and interpret the 2025 ESPP, prescribe, amend, and rescind rules relating to the 2025 ESPP’s administration, and take any other actions necessary or desirable for the administration of the 2025 ESPP. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the 2025 ESPP. The determinations and decisions of the Compensation Committee, to the maximum extent permitted by Section 423 of the Internal Revenue Code and otherwise by applicable law, shall be final and binding on all persons. All expenses of administering the 2025 ESPP shall be borne by the Company. Notwithstanding anything in the 2025 ESPP, the Compensation Committee shall have the authority to change the minimum amount of compensation for payroll deductions, the frequency with which a participant may elect to change their rate of payroll deductions, the dates by which a participant is required to submit an Enrollment Form (as defined in the 2025 ESPP), and the effective date of a participant’s withdrawal due to termination of employment or change in status, and the withholding procedures.

To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Compensation Committee may delegate to (i) one or more officers of the Company some or all of its authority under the 2025 ESPP and (ii) one or more committees of the Board of Directors some or all of its authority under the 2025 ESPP.

Offering Periods. The 2025 ESPP will be implemented by a series of offering periods, with a new offering period commencing at such times as determined by the Compensation Committee to the maximum extent permitted by Section 423 of the Internal Revenue Code and otherwise by applicable law. Each offering period will be of a duration as determined by the Compensation Committee. The Compensation Committee shall have, prior to the commencement of a particular offering period, the authority to change the duration, frequency, start and end dates of such offering period, and any subsequent offering periods (subject to a maximum offering period duration of 27 months).

Employee Contributions. Each eligible employee may participate in an offering under the 2025 ESPP by submitting an Enrollment Form (as defined in the 2025 ESPP). Participation in the 2025 ESPP is entirely voluntary. By submitting an Enrollment Form, the eligible employee authorizes payroll deductions from their paycheck in an amount equal to a percentage (of at least one percent) of their compensation on each payday occurring during an offering period (or such other maximum percentage as the Compensation

14	SLM CORPORATION

PROPOSAL 2 | APPROVAL OF THE SLM CORPORATION 2025 EMPLOYEE STOCK PURCHASE PLAN

Committee may establish from time to time before an offering period begins). Payroll deductions shall commence as soon as administratively practicable following the offering date and end on the latest practicable payroll date on or before the Purchase Date (as defined below). Unless otherwise provided for by the Compensation Committee, to the maximum extent permitted by Section 423 of the Internal Revenue Code and otherwise by applicable law, a participant may decrease (but not increase) their rate of payroll deductions applicable to such offering period only once. A participant may decrease or increase their rate of payroll deductions for future offering periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions in a timely manner as may be determined by the Compensation Committee before the start of the next offering period.

Automatic Re-enrollment. Unless otherwise provided for by the Compensation Committee, to the maximum extent permitted by Section 423 of the Internal Revenue Code and otherwise by applicable law, the deduction rate selected in the Enrollment Form will remain in effect for subsequent offering periods unless the participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with the 2025 ESPP, (ii) withdraws from the 2025 ESPP in accordance with the 2025 ESPP, or (iii) terminates employment or otherwise becomes ineligible to participate in the 2025 ESPP.

Grant of Options. On the first trading day of each offering period, each participant in the applicable offering period shall be granted an option to purchase, on the last trading day of the offering period (the “Purchase Date”), a number of shares of Common Stock determined by dividing the participant’s accumulated payroll deductions by the applicable purchase price (as described below), provided that the maximum number of shares of Common Stock that may be purchased by the participants, individually or in the aggregate during any offering period, shall be determined by the Compensation Committee, to the maximum extent permitted by Section 423 of the Internal Revenue Code and otherwise by applicable law (subject to limitations described in the “Eligibility” section above and adjustments described in the “Adjustments and Change in Control” section below) (the “Offering Period Limit”).

Purchase Price. The purchase price is such amount that is determined by the Compensation Committee from time to time, to the maximum extent permitted by Section 423 of the Internal Revenue Code and otherwise by applicable law; provided that in no event will the purchase price be less than (i) the lesser of (a) 85 percent (or such greater percentage as designated by the Compensation Committee) of the fair market value of a share of Common Stock on the offering date or (b) 85 percent (or such greater percentage as determined by the Compensation Committee) of the fair market value of a share of Common Stock on the Purchase Date, or (ii) the par value of the shares of Common Stock.

Exercise of Options and Purchase of Shares. A participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each offering period. Unless otherwise determined by the Compensation Committee, the participant’s accumulated payroll deductions will be used to purchase the maximum number of shares of Common Stock that can be purchased with the amounts in the participant’s notional account, including, at the discretion of the Compensation Committee, fractional shares, subject to the Offering Period Limit and limitations described in the “Eligibility” and “Shares” sections above.

Withdrawal. A participant may withdraw from an offering by submitting to the Company a revised Enrollment Form indicating their election to withdraw in a timely manner as may be determined by the Compensation Committee before the Purchase Date. The accumulated payroll deductions held on behalf of a participant in their notional account (that have not been used to purchase shares) shall be paid to the participant promptly following receipt of the participant’s Enrollment Form indicating their election to withdraw and the participant’s option shall be automatically terminated. If a participant withdraws from an offering period, no payroll deductions will be made during any succeeding offering period, unless the participant re-enrolls in accordance with the terms of the 2025 ESPP.

A participant’s election to withdraw from an offering period will not have any effect upon the participant’s eligibility to participate in succeeding offering periods that commence following the completion of the offering period from which the participant withdraws.

Termination of Employment; Change in Employment Status. Notwithstanding the foregoing, upon termination of a participant’s employment for any reason prior to the Purchase Date, including death, disability, or retirement, or a change in the participant’s employment status following which the participant is no longer eligible to participate in the 2025 ESPP, which in either case occurs prior to the date as determined by the Compensation Committee that precedes the Purchase Date, the participant will be deemed to have withdrawn from an offering in accordance with the “Withdrawal” section above and the payroll deductions in the participant’s notional account (that have not been used to purchase shares) shall be returned to the participant, or in the case of the participant’s death, to the person(s) entitled to such amounts by will or the laws of descent and distribution, and the participant’s option shall be automatically terminated. If the participant no longer qualifies as an eligible employee, on or following the date as determined by the Compensation Committee that precedes the Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

2025 PROXY STATEMENT	15

PROPOSAL 2 | APPROVAL OF THE SLM CORPORATION 2025 EMPLOYEE STOCK PURCHASE PLAN

Transferability. No payroll deductions credited to a participant, nor any rights with respect to the exercise of an option or any rights to receive shares of Common Stock hereunder, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

Adjustments and Change in Control. In the event any dividend or other distribution (whether in the form of cash, shares of Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of our Company, or other change in our Company’s structure affecting the shares occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2025 ESPP, the Compensation Committee will, in such manner as it deems equitable, adjust the number of shares and class of shares that may be delivered under the 2025 ESPP, the purchase price per share and the number of shares covered by each outstanding option under the 2025 ESPP, as well as the numerical limits under the 2025 ESPP. In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Section 424 of the Internal Revenue Code (the “Corporate Transaction”), each outstanding option will be assumed, or an equivalent option substituted, by the successor corporation or a parent or subsidiary of such successor corporation. Unless otherwise determined by the Compensation Committee, in the event of a proposed dissolution or liquidation of our Company, or, in the event of a Corporate Transaction, if the successor corporation refuses to assume or substitute the option, any offering period then in progress will be shortened by setting a new Purchase Date and the offering period will end immediately prior to the date of the Corporate Transaction or the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Corporate Transaction or our Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Compensation Committee will provide each participant with written notice, which may be electronic, of the new Purchase Date, and that the participant’s option will be exercised automatically on such date, unless before such time, the participant has withdrawn from the offering in accordance with the 2025 ESPP. Notwithstanding the foregoing, in the event of a Corporate Transaction, the Compensation Committee may also elect to terminate all outstanding offering periods in accordance the 2025 ESPP.

Amendment and Termination. The Compensation Committee may, to the maximum extent permitted by Section 423 of the Internal Revenue Code and otherwise by applicable law, amend, suspend, or terminate the 2025 ESPP at any time and for any reason. If the 2025 ESPP is terminated, the Compensation Committee may elect to terminate all outstanding offering periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Compensation Committee, be accelerated) or permit offering periods to expire in accordance with their terms (and subject to any adjustment in accordance with the 2025 ESPP). If any offering period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares will be returned to participants (without interest, except as otherwise required by law) as soon as administratively practicable.

Term of Plan. The 2025 ESPP, if approved by our stockholders, will become effective on the Effective Date (as defined in the 2025 ESPP) and will continue for a term of 10 years following the Effective Date unless sooner terminated.

Governing Law. The 2025 ESPP will be governed by the laws of the State of Delaware.

Federal Income Taxation. The following is a general summary under current law of the United States federal income tax consequences associated with the 2025 ESPP. The summary does not purport to be complete and does not discuss the tax consequences for participation outside the United States, or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

The 2025 ESPP will be intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Under Section 423 of the Internal Revenue Code, participants will not realize taxable income for United States federal income tax purposes when they complete enrollment materials and procedures or when they complete their payment for and receive delivery of the shares which they are eligible to purchase as long as such purchase occurs while they are employed by the Company or any designated subsidiary or within three months after a termination of employment. If a participant does not dispose of shares acquired pursuant to the exercise of an option under the 2025 ESPP until more than (i) two years after the applicable grant date and (ii) one year after the applicable exercise date, any profit realized upon disposition will be treated as a long-term capital gain and no tax deduction will be allowed to the Company.

16	SLM CORPORATION

PROPOSAL 2 | APPROVAL OF THE SLM CORPORATION 2025 EMPLOYEE STOCK PURCHASE PLAN

If a participant disposes of the shares prior to satisfaction of the holding periods described in the preceding paragraph, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, less the exercise price will be taxable as ordinary income to the participant at the time of disposition, and a corresponding tax deduction will be allowable to the Company.

The participant’s tax basis for shares acquired pursuant to the exercise of an option under the 2025 ESPP will equal the sum of the income recognized and the applicable purchase price. Gain or loss upon a subsequent sale of any shares received upon the exercise of options will generally be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold. To the extent required by applicable law, a participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the 2025 ESPP.

New Plan Benefits. Because benefits under the 2025 ESPP depend on employees’ elections to participate in the 2025 ESPP and the fair market value of the shares of Common Stock at various future dates, it is not possible to determine future benefits that will be received by employees under the 2025 ESPP.

Registration with the SEC. If our stockholders approve the 2025 ESPP, we will file a post-effective amendment to the Registration Statement on Form S-8 with the SEC to make available the 13,250,000 shares under the 2014 ESPP that have been registered with the SEC to cover them for issuance under the 2025 ESPP.

Required Vote. This proposal to approve the 2025 ESPP requires the affirmative vote of the holders of a majority in voting power of the Common Stock present or represented, and entitled to vote thereon. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the outcome of this matter.

Board of Directors Recommendation

The Board of Directors Recommends a Vote “FOR” the Approval of the 2025 ESPP, Including the Number of Shares of Common Stock Authorized for Issuance under the 2025 ESPP, as set forth in Appendix A attached hereto.

2025 PROXY STATEMENT	17

Proposal 3

Advisory Vote on Executive Compensation

Pursuant to Schedule 14A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC rules, Sallie Mae is asking stockholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on its executive compensation as reported in this proxy statement. Sallie Mae urges stockholders to read the “Compensation Discussion and Analysis” section (“CD&A”) of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of Sallie Mae’s named executive officers (“NEOs”).

At our annual meeting of stockholders held in June 2024, we submitted a non-binding vote to our stockholders to approve our executive compensation. Approximately 96.6 percent of the stockholders present or represented, and entitled to vote thereon, voted in favor of the say-on-pay proposal. We attribute that broad support in part to our continued efforts to understand and address the feedback we received from our stockholders. Specifically, in 2024 we continued to focus on performance-based compensation for our NEOs as we (i) tied a significant portion of total NEO compensation to the achievement of performance goals we believe drive the fundamentals of our business and (ii) awarded a significant percentage, 60 percent for the CEO and 50 percent for all other NEOs, of the NEO’s long-term incentive plan (“LTIP”) equity awards in the form of performance-based awards consisting of performance stock units (“PSUs”).

The compensation awarded to our CEO, Jonathan W. Witter, and other NEOs for 2024 reflects the execution on our strategic priorities and related strong results in 2024. Those strategic priorities included meaningfully growing loan originations with full-year credit performance in line with management’s expectations and a continued commitment to shareholder return. The Compensation Committee is mindful of its responsibility to align executive compensation with the overall performance of the Company, while taking into consideration the need to provide market competitive compensation in order to recruit and retain highly skilled and experienced executives. The CD&A provides a comprehensive discussion and rationale for the 2024 pay decisions made by the Compensation Committee and the correlation to Company performance.

We believe our compensation features demonstrate our responsiveness to our stockholders, our commitment to our pay-for-performance philosophy, and our goal of aligning management’s interests with those of our stockholders to support the creation of long-term value.

The Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes. In accordance with this policy and Section 14A of the Exchange Act, and as a matter of good corporate governance, Sallie Mae is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Sallie Mae’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

This proposal to approve the resolution regarding the compensation of Sallie Mae’s NEOs requires the affirmative vote of the holders of a majority in voting power of the Common Stock present or represented, and entitled to vote thereon. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the outcome of this matter. This proposal is advisory in nature and, therefore, is not binding upon the Compensation Committee or the Board of Directors. However, the Compensation Committee will carefully evaluate the outcome of the vote when considering future executive compensation decisions. Following our Annual Meeting, we expect to hold the next advisory say-on-pay vote at our 2026 annual meeting of our stockholders.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers, as Disclosed in the Compensation Discussion and Analysis and the Related Compensation Tables and Narrative Disclosure in this Proxy Statement.

18	SLM CORPORATION

Proposal 4

Ratification of the Appointment of the Independent Registered Public Accounting Firm

Sallie Mae’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee of Sallie Mae’s Board of Directors (the “Audit Committee”). KPMG served as Sallie Mae’s independent registered public accounting firm for the fiscal year ended December 31, 2024, and the Audit Committee has engaged KPMG as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Representatives of KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

This proposal is put before the stockholders because the Board of Directors believes it is a good corporate governance practice to provide stockholders a vote on ratification of the selection of the independent registered public accounting firm.

For ratification, this proposal will require the affirmative vote of the holders of a majority in voting power of the Common Stock present or represented, and entitled to vote thereon. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter have no direct effect on the outcome of this matter. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Sallie Mae’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2025 if, in its discretion, it determines such a change would be in the Company’s best interests.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” Ratification of the Appointment of KPMG as Sallie Mae’s Independent Registered Public Accounting Firm for 2025.

2025 PROXY STATEMENT	19

Corporate Governance

Roles and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Sallie Mae’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies, and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	review and approve Sallie Mae’s key strategic imperatives and business plan;

•	advise and provide oversight of management regarding, and monitor performance against, the Company’s strategic imperatives and business objectives;

•

monitor the Company’s financial performance and condition, and through its Audit Committee review and oversee the auditing and integrity of Sallie Mae’s financial statements and periodic public reports, its internal audit function, and select and oversee Sallie Mae’s independent registered public accounting firm;

•	select the CEO, and through the Independent Directors, evaluate the performance of, approve the compensation of, and engage in succession planning for the CEO;

•	evaluate the performance of, engage in succession planning for, and compensate members of the executive management team through the Compensation Committee;

•

review risks affecting Sallie Mae and its processes for managing those risks, and oversee the risk management and internal control frameworks, compliance, and governance, including through annually approving Sallie Mae’s Risk Management Policy, Risk Appetite Standard, and Board-level risk metrics, and monitoring Sallie Mae’s risk profile through a quarterly review of performance against Board-approved risk metrics;

•

provide oversight and direction regarding Sallie Mae’s capital allocation, including capital and liquidity levels, and review and approve Sallie Mae’s capital return initiatives, including dividends and share repurchase programs; and

•

recruit and recommend appropriate director candidates for election by stockholders, and engage in an annual self-assessment process to evaluate the effectiveness of the Board of Directors and its committees.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed each year by the Nominations and Governance Committee, which from time to time will recommend changes to the Board of Directors. The Guidelines are published at www.salliemae.com/investors/corporate-governance/ and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, DE 19713. The Guidelines, along with Sallie Mae’s Bylaws and committee charters, embody the following governance practices, among others:

•

A majority of the members of the Board of Directors must be independent directors, and all members of the (i) Audit, (ii) Nominations and Governance, (iii) Compensation, and (iv) Financial Risk Committees must be independent.

•	All directors stand for re-election each year. Directors are elected under a majority vote standard in uncontested elections.

•	We have separated the role of Board Chair from CEO. We do not have a Lead Independent Director given the independence of our Board Chair.

•

Each regularly scheduled Board of Directors meeting generally concludes with an executive session in which only independent members of the Board of Directors participate. Each regularly scheduled committee meeting also generally concludes with an executive session presided over by the committee Chair.

•

We seek representation on the Board of Directors that will contribute breadth of experience and knowledge in areas important to the operations of Sallie Mae, including, but not limited to, accounting, finance, business strategy and operations, banking, higher education, information technology, risk management, marketing, corporate governance, and legal, regulatory, political, or governmental affairs, and that reflects a variety of attributes and qualities.

•	We maintain stock ownership and retention guidelines for directors.

•	The Board of Directors and its committees undertake an annual review to evaluate their effectiveness.

•

Directors should not serve on more than three other public company boards in addition to the Company’s Board of Directors. In addition, directors who are executive officers of public companies should not serve on any other public company board beyond their employer’s board and the Company’s Board of Directors.

20	SLM CORPORATION

CORPORATE GOVERNANCE

•

Non-employee directors should retire from the Board of Directors no later than at the annual meeting of stockholders following such director’s 75th birthday. The Board of Directors may grant a waiver to this retirement age requirement if the director continuing to serve on the Board of Directors would be in the Company’s best interest.

Board Leadership Structure

Ms. Franke, an independent director of the Company and Sallie Mae Bank, our wholly-owned subsidiary (the “Bank”), serves as the chair of the Board of Directors of the Company as well as the Board of Directors of the Bank. Our independent Board Chair serves as the principal representative of the Board of Directors, presiding over meetings of the Board of Directors. Mr. Witter, our CEO, serves as a member of the Board of Directors. The Board of Directors believes, at this time, an independent director is best situated to serve as Board Chair as an effective counterbalance to management and our CEO. By separating the CEO role from the Board Chair role, the Company is put in the best position to oversee all executives of the Company, monitor and respond to key risks and strategic initiatives at the Company, and act in the best interest of stockholders. The Board of Directors believes the Company is currently best served by separating the roles of Board Chair and CEO, while, subject to Sallie Mae’s Bylaws, the Board of Directors reserves the right to revisit this structure and combine the two roles, depending on the future needs and strategy of the Company at any given point in time.

Director Independence

For a director to be considered independent, the Board of Directors must determine the director does not have any direct or indirect material relationship with Sallie Mae. The Board of Directors has adopted the Guidelines, which embody the corporate governance principles and practices of the Company. The Guidelines include the standards for determining director independence, which conform to the independence requirements of the NASDAQ Global Select Market (“NASDAQ”) listing standards.

The Board of Directors has determined that each of the individuals who served as a director during 2024 and all nominees standing for election at the Annual Meeting, other than Mr. Witter, our CEO, are independent of Sallie Mae.

Each member of the Board of Directors’ Audit, Nominations and Governance, and Compensation Committees is independent within the meaning of the NASDAQ listing standards for each such committee, Exchange Act Rule 10A-3, and Sallie Mae’s own director independence standards set forth in the Guidelines. The Guidelines are published at www.salliemae.com/investors/corporate-governance/.

Board Composition

Our Board of Directors believes breadth of experience and perspective is important and seeks representation across a range of professional experience and regularly assesses a variety of attributes and qualities when identifying and evaluating director candidates. As of December 31, 2024, the tenure of our Board of Directors consisted of the following:

* As of December 31, 2024, 55% of our Board of Directors has a tenure of fewer than six years of service

2025 PROXY STATEMENT	21

CORPORATE GOVERNANCE

Board Skills and Experience

The Board of Directors consists of individuals with broad and various backgrounds, skills, and experience in positions with a high degree of responsibility. The matrix provided below highlights certain specific skills and qualifications possessed by each director. A particular director may possess additional skills, knowledge, or experience even though they are not indicated below. The absence of a designation does not mean a director does not possess that particular skill or qualification. Additional information about each director nominee’s qualifications, experience, and skills, along with professional contributions, can be found starting on page 4.

Skills and Experience of the Directors

FINANCE/ACCOUNTING

Experience as an accountant, auditor, or senior financial or accounting officer or other relevant experience in financial planning and analysis, accounting, financial reporting, and treasury functions, including capital markets.

			•		•			•		•		•	•

BUSINESS STRATEGY/OPERATIONS Experience defining and driving strategic direction and growth or managing the operations of a business or large organization.	•	•	•	•	•	•	•	•	•	•	•	•	•	•

INDUSTRY EXPERIENCE Experience in the Company’s businesses, including consumer lending, banking, or education services.	•		•	•	•	•	•	•		•	•	•	•	•

RISK MANAGEMENT Experience with the identification, assessment, and oversight of risk management programs and practices.	•	•	•		•	•	•	•		•	•	•	•	•

REGULATORY/POLITICAL & GOVERNMENT AFFAIRS/LEGAL Experience navigating regulatory matters, government relations, or legal risks as an attorney.			•		•			•	•	•			•

TECHNOLOGY Experience in technology, information security, or cybersecurity, including the use of technology to facilitate business operations.		•		•	•	•				•	•		•	•

MARKETING Experience with or oversight of marketing strategy or brand management.	•									•			•

CORPORATE GOVERNANCE Extensive experience in corporate governance matters, including through service as a committee chair, board chair, or lead director of a board of directors.	•	•	•	•		•	•	•	•		•	•	•	•

22	SLM CORPORATION

CORPORATE GOVERNANCE

Board, Committee, and Annual Meeting Attendance

Our Board of Directors met 14 times in 2024. Each of the incumbent directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which they served other than Dr. Akella. She missed one set of meetings she planned to attend due to an unexpected family emergency involving the death of an immediate family member. As a result of this family emergency, Dr. Akella only attended 70% of the aggregate of the meetings of the Board of Directors and the committees on which she served in 2024. She would have met the 75% attendance threshold absent this unforeseen family emergency. Directors are expected to attend the Annual Meeting, and 12 out of 12 of the then-serving members of the Board of Directors attended the Annual Meeting in June 2024.

Roles of the Board and Its Committees

The Board of Directors has established the following standing committees to assist in its oversight responsibilities: Audit; Compensation; Nominations and Governance; Financial Risk; Operational and Compliance Risk; and Preferred Stock. Each committee is governed by a Board-approved written charter, which is evaluated annually and sets forth the respective committee’s functions, responsibilities, and delegated authority. Membership of each of the committees is established on an annual basis. Additional information regarding the functions performed by each committee can be found in the “Risk Oversight” section on page 24.

Committee charters are available at www.salliemae.com/investors/corporate-governance/charters. Stockholders may obtain a written copy of any and all committee charters by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

The table below sets forth the membership and number of meetings held for each committee of the Board of Directors as of December 31, 2024. In addition, Mr. Greig serves on the Financial Risk Committee since joining the Board of Directors on January 12, 2025.

	Audit(1)	Nominations and Governance	Compensation	Operational and Compliance Risk(2)	Financial Risk(2)	Preferred Stock

Janaki Akella(2),(+)	•			•

R. Scott Blackley(1),(2),(+)	Chair				•

Mary Carter Warren Franke(2),(+),(C)		•	•

Mark L. Lavelle(2),(+)		•	Chair

Christopher T. Leech(1),(2),(+)			•		•	•

Ted Manvitz(1),(2),(+)	•		•			•

Jim Matheson(+)	•	Chair

Vivian Schneck-Last(2),(+)		•		Chair

Robert S. Strong(1),(2),(+)				•	Chair

Jonathan W. Witter

Kirsten O. Wolberg(2),(+)		•		•		Chair

Number of Meetings in 2024	8	7	7	6	9	1

•	Committee Member

(C)	Board Chair

(+)	Independent Board Member

(1)

The Board of Directors determined Mr. Blackley, Mr. Leech, Mr. Manvitz, and Mr. Strong each qualified as an “Audit Committee Financial Expert” as set forth in Item 407(d)(5) of Regulation S-K. During 2024, none of the Audit Committee members served on the Audit Committee of more than three public companies.

(2)

The Board of Directors determined Dr. Akella, Mr. Blackley, Ms. Franke, Mr. Lavelle, Mr. Leech, Mr. Manvitz, Ms. Schneck-Last, Mr. Strong, and Ms. Wolberg each qualified as a “Risk Management Expert” as such term is defined by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the rules and regulations promulgated thereunder.

2025 PROXY STATEMENT	23

CORPORATE GOVERNANCE

Risk Oversight

The Board of Directors and its committees oversee Sallie Mae’s overall strategic direction, including setting risk management philosophy, tolerance and parameters, and establishing procedures for assessing the risks of each business line as well as the risk management practices the management team develops and utilizes. Management escalates to the Board of Directors and/or its committees any significant departures from established tolerances and parameters and reviews new and emerging risks. Throughout the year, the Board of Directors and/or its committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail with senior management, including risks related to cybersecurity. We believe this risk oversight structure complements our current Board leadership structure of separate Chair and CEO roles and each of the committees of the Board of Directors being comprised solely of independent directors. The primary risk oversight responsibilities of each of the standing committees of the Board of Directors are as follows:

Audit Committee

•  review financial statements and periodic public reports;

•  review reports prepared by management and/or external auditor setting forth significant financial reporting issues;

•  review sufficiency of internal controls over financial reporting and disclosure controls;

•  engage and communicate with our independent registered public accounting firm; and

•  oversee operation of internal audit function, staffing, and work plan.

Nominations and Governance

•  implement good governance policies and measures for Sallie Mae and our Board of Directors;

•  recommend nominees for election to the Board of Directors;

•  facilitate self-assessments of the performance of the Board of Directors and its committees; and

•  provide oversight of proposed related party transactions and, when necessary and appropriate, make recommendations to the Board of Directors regarding approval of related party transactions.

Compensation Committee

•  oversee all compensation and benefits for our CEO, executive officers, and independent directors;

•  oversee equity-based compensation plans and the annual incentive plan;

•  review management’s administration of employee benefit plans;

•  review management succession planning;

•  oversee human capital management; and

•  review and confirm our incentive compensation practices properly balance risk and reward and do not encourage excessive risk-taking.

Financial Risk Committee

•  monitor and provide oversight of our major financial risks, including credit, market, and liquidity risks;

•  review our risk management framework as it pertains to financial risks and supporting governance structure, roles, and responsibilities established by management;

•  review our risk management framework and conduct regular reviews of key risk measures with respect to financial risks;

•  review and, when necessary and appropriate, approve loan securitization transactions and other significant transactions by our Company or our affiliates; and

•  oversee framework and strategies pertaining to market, liquidity, and capital risk management and review capital and liquidity stress testing scenarios and key assumptions.

Operational and Compliance Risk Committee

•  monitor and provide oversight of our major non-financial risks, including operational and compliance risks;

•  review our risk management framework as it pertains to non-financial risks and supporting governance structure, roles, and responsibilities established by management;

•  review our risk management framework and conduct regular reviews of key risk measures with respect to non-financial risks;

•  oversee and monitor information security and cyber-related risks;

•  monitor risk management capabilities related to third-party service providers, information and data security, privacy, crisis preparedness, business continuity, and disaster recovery plans;

•  provide oversight of material pending or potential legal and regulatory matters impacting the Company;

•  oversee and monitor the Company’s compliance management system;

•  oversee the Bank’s Community Reinvestment Act (“CRA”) program and monitor its progress towards CRA performance goals; and

•  oversee model risk management framework.

Preferred Stock Committee • monitor and evaluate our business activities in light of the rights of holders of the Company’s preferred stock.

All members of the Board of Directors also serve as members of the board of directors of the Bank and its committees. Our Audit, Compensation, Nominations and Governance, Financial Risk, and Operational and Compliance Risk committees perform similar oversight roles for the Bank.

24	SLM CORPORATION

CORPORATE GOVERNANCE

Nominations Process

The Nominations and Governance Committee considers for nomination to the Board of Directors candidates recommended by stockholders and members of the Board of Directors. The candidates are evaluated based on the needs of the Board of Directors and Sallie Mae at that time. The Board of Directors seeks representation across a range of professional experiences and representation and regularly assesses a variety of attributes and qualities when identifying and evaluating director candidates. The minimum qualifications and attributes the Nominations and Governance Committee believes a director nominee must possess include:

•	knowledge of the business of Sallie Mae;

•	proven record of accomplishment;

•	willingness to commit the time necessary for Board of Directors service;

•	integrity and sound judgment in areas relevant to the business;

•	impartiality in representing stockholders;

•	ability to challenge and stimulate management; and

•	independence.

To recommend a candidate, stockholders should send, in writing, the candidate’s name, credentials, contact information, and their consent to be considered as a candidate to the Chair of the Nominations and Governance Committee at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. The stockholder should also include their contact information and a statement of their share ownership. The nomination deadline for the 2025 Annual Meeting has now closed. A stockholder wishing to nominate a candidate for the 2026 Annual Meeting must comply with the notice and other requirements in the Bylaws as described under “Stockholder Proposals for the 2026 Annual Meeting” in this proxy statement.

Related Party Transactions

Sallie Mae has a written policy regarding review and approval of related party transactions. Transactions covered by the policy are transactions in excess of $120,000 in any year involving Sallie Mae in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect material interest, other than solely as a director and/or less-than-ten percent owner of an entity involved in the transaction (“Related Party Transactions”). Loans made in the ordinary course of Sallie Mae’s business to executive officers, directors, and their family members are considered Related Party Transactions and are pre-approved. Moreover, the Bank has also adopted written policies to implement the requirements of Regulation O of the Board of Governors of the Federal Reserve System, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be, and are, approved by the board of directors of the Bank.

Under the Related Party Transactions policy, the Chief Legal, Government Affairs, and Communications Officer will notify the Chair of the Nominations and Governance Committee of any proposed Related Party Transaction, and the Chair of the Nominations and Governance Committee will determine if approval under the policy is required. If required, the Nominations and Governance Committee will review the proposed Related Party Transaction and make a recommendation to the Board of Directors regarding whether to approve the transaction. In considering a transaction, the Nominations and Governance Committee and the Board of Directors consider whether a transaction would be on terms no less favorable than to an unaffiliated third party under the same or similar circumstances, among other factors.

Political Expenditures

Our current policy on political activities is publicly available on our website at www.salliemae.com/investors/corporate-governance/ and sets forth the principles regarding our stance on political activities. We comply with federal, state, and local lobbying registration and disclosure requirements. We work closely with the Nominations and Governance Committee to review and assess our existing policies, procedures, and decision-making approaches to government relations and political activities.

At this time, we have one long-term, experienced employee engaged in lobbying activities exclusively related to matters that directly or indirectly affect the Private Education Loan (as hereinafter defined) industry and our mission. The compensation of the employee,

2025 PROXY STATEMENT	25

CORPORATE GOVERNANCE

and other executives, for time attributed to lobbying activity is reported as lobbying expenditure. That employee manages external, bipartisan lobbying/consulting firms that assist with the same objectives, and we report the lobbying-related expenditures made to external firms in our lobbying disclosures. Our involvement with industry associations is limited to those associations comprised of financial institutions with similar interests.

Quarterly disclosures detailing our lobbying activities and expenditures, as required by the Lobbying Disclosure Act of 1995, are posted online by the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. Disclosures relating to contributions by our Political Action Committee are posted online by the Federal Election Commission (“FEC”). We will continue to comply with all applicable laws and regulations on disclosure of those activities.

The Sallie Mae Political Action Committee (“PAC”)

In June 2015, we formed the Sallie Mae PAC. Our PAC is governed by an Advisory Board comprised of six employees, who represent different divisions within the Sallie Mae organization. The PAC’s Advisory Board reviews and approves all PAC contributions. The PAC’s Advisory Board evaluates candidates, of any party, on factors that include the candidate’s views on policy matters impacting Sallie Mae and our employees, the candidate’s committee or leadership role, and representation of Sallie Mae facilities and employees.

Our PAC contributions are published on the FEC website.

Stockholder Communications with the Board

Stockholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Board Chair, or any other individual member of the Board of Directors by contacting the Corporate Secretary in writing at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to our Board of Directors or applicable director(s). The purpose of this screening is to allow our directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and product inquiries).

Code of Business Conduct

We have a Code of Business Conduct that applies to the Board of Directors and all employees. The Code of Business Conduct is available on our website (www.salliemae.com/investors/corporate-governance/) and a written copy is available from the Corporate Secretary. We intend to post amendments to, or waivers of, the Code of Business Conduct, if any (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer, or any director), at this location on our website.

26	SLM CORPORATION

Report of the Audit Committee of the Board of Directors

The Audit Committee hereby reports as follows:

1.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “Commission”).

3.

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB, regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

4.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Commission.

Audit Committee

R. Scott Blackley, Chair

Janaki Akella

Ted Manvitz

Jim Matheson

2025 PROXY STATEMENT	27

Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fees for 2024 and 2023

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services detailed in the table below were authorized and approved by the Audit Committee in compliance with the pre-approval requirements described herein. Aggregate fees billed for services performed for Sallie Mae by its independent accountant, KPMG, for fiscal years ended December 31, 2024 and 2023, are set forth below.

	2024	2023

Audit Fees	$2,669,150	$2,181,931

Audit-Related Fees	$1,196,000	$890,520

Tax Fees	$24,175	$15,468

All other fees	—	—

Total	$3,889,325	$3,087,919

Audit Fees. Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Sallie Mae and statutory and subsidiary audits, for assistance with review of documents filed with the SEC, and services related to the issuance of consents and comfort letters.

Audit-Related Fees. Audit-related fees include fees for assurance services related to servicing compliance reports, trust servicing and administration compliance reports, and attest services that are not required by statute or regulation.

Tax Fees. Tax fees include fees for federal and state tax compliance, and tax consultation services.

All Other Fees. All other fees for the fiscal year ended December 31, 2024 were $0. All other fees for the fiscal year ended December 31, 2023 were $0.

Pre-Approval Requirements

The Audit Committee’s charter, available on the Company’s website at www.salliemae.com under “For Investors”, addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The Audit Committee’s charter requires all services to be provided by our independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type, and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, engagements may arise during the course of the year outside the scope of the initial services and fees approved by the Audit Committee. Any such additional engagements are approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated by the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2024 and 2023. Reporting is provided to the Audit Committee regarding services the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

28	SLM CORPORATION

Ownership of Common Stock by 5 percent or more holders

The following table provides information about each stockholder known to Sallie Mae to beneficially own five percent or more of the outstanding shares of our Common Stock, based on the information filed by each such stockholder in 2025 for the year ended December 31, 2024 on Schedule 13G/A or 13F-HR, as applicable, under the Exchange Act.

Name and Address of Beneficial Owner	Shares(1)	Percent(1)

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	28,795,311	13.6%

BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	19,126,622	9.1%

Impactive Capital LP(4) 450 West 14 Street, 12th Floor New York, NY 10014	15,407,300	7.3%

First Trust Advisors LP(5) 120 East Liberty Drive, Suite 400 Wheaton, IL 60187	13,239,039	6.3%

Boston Partners(6) One Beacon Street, 30th floor Boston, MA 02108	11,299,020	5.3%

(1)

Based on information in the most recent Schedule 13G/A or 13F-HR, as the case may be, filed with the SEC pursuant to the Exchange Act with respect to holdings of the Company’s Common Stock as of December 31, 2024. Percentages are based on computations contained in the Schedule 13G/A of the reporting entity and other information we reasonably believe to be accurate.

(2)

Information is as of December 31, 2024 and is based upon a Schedule 13G/A, filed with the SEC on January 31, 2025, by The Vanguard Group, a Pennsylvania corporation. The reporting entity reported the sole power to vote or direct the voting for 0 shares of Common Stock, the shared power to vote or direct the voting for 110,130 shares of Common Stock, the sole power to dispose of or direct the disposition of 28,442,313 shares of Common Stock, and shared power to dispose of or direct the disposition of 352,998 shares of Common Stock.

(3)

Information is as of December 31, 2024 and is based upon a Schedule 13F-HR, filed with the SEC on February 7, 2025, by BlackRock, Inc., a Delaware corporation. The reporting entity reported the sole power to vote or direct the vote for 18,611,259 shares of Common Stock and the shared power to vote or direct the vote for 0 shares of Common Stock. Also, the reporting entity reported no power to vote or direct the vote for 515,363 shares of Common Stock.

(4)

Information is as of December 31, 2024 and is based upon a Schedule 13F-HR, filed with the SEC on February 14, 2025, by Impactive Capital LP, a Delaware limited partnership. The reporting entity reported the sole power to vote or direct the vote for 15,407,300 shares of Common Stock.

(5)

Information is as of December 31, 2024 and is based upon a Schedule 13F-HR, filed with the SEC on February 13, 2025, by First Trust Advisors LP, an Illinois limited partnership. The reporting entity reported the sole power to vote or direct the vote for 13,239,039 shares of Common Stock.

(6)

Information is as of December 31, 2024 and is based upon a Schedule 13G/A, filed with the SEC on February 14, 2025, by Boston Partners, a Delaware investment advisor. The reporting entity reported the sole power to vote or direct the voting for 10,382,855 shares of Common Stock, the shared power to vote or direct the voting for 0 shares of Common Stock, the sole power to dispose of or direct the disposition of 11,299,020 shares of Common Stock, and shared power to dispose of or direct the disposition of 0 shares of Common Stock.

2025 PROXY STATEMENT	29

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth information concerning the beneficial ownership of Sallie Mae’s Common Stock by: (i) our current directors and nominees; (ii) the NEOs listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table includes shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of the record date, April 21, 2025, unless noted otherwise. As of the record date, April 21, 2025, the Company had 209,856,503 outstanding shares of Common Stock. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

	Shares	Vested Options(1)	Total Beneficial Ownership	Percent of Class

Directors and Director Nominees

Janaki Akella	7,170		7,170	*

R. Scott Blackley	35,078		35,078	*

Mary Carter Warren Franke(2)	92,222		92,222	*

Henry F. Greig	—		—	*

Daniel Greenstein	—		—	*

Mark L. Lavelle	72,160		72,160	*

Christopher T. Leech	7,170		7,170	*

Ted Manvitz	57,478		57,478	*

Jim Matheson	97,760		97,760	*

Gary Millerchip	—		—	*

Vivian C. Schneck-Last	86,169		86,169	*

Robert S. Strong	38,194		38,194	*

Jonathan W. Witter	1,131,035	441,501	1,572,536	*

Kirsten O. Wolberg	72,244		72,244	*

Named Executive Officers

Peter M. Graham	22,897		22,897	*

Kerri A. Palmer	88,850	77,262	166,112	*

Donna F. Vieira	131,118	77,262	208,380	*

Nicolas Jafarieh	166,302	71,743	238,045	*

Current Directors and Executive Officers as a Group (19 Persons)	2,142,890	667,768	2,810,658	1.3%

*	Represents beneficial ownership of less than 1 percent.

(1)	Includes shares that may be acquired within 60 days of the record date, April 21, 2025.

(2)	Includes 7,000 shares held by Ms. Franke’s spouse in his IRA.

30	SLM CORPORATION

Executive Officers

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Sallie Mae’s executive officers who are not directors. Biographical information for Mr. Witter is included in Proposal 1—Election of Directors.

Peter M. Graham Age 59

Position and Business Experience

•  Executive Vice President, Chief Financial Officer and Treasurer, SLM Corporation—June 2024 to present; Executive Vice President and Chief Financial Officer, SLM Corporation—October 2023 to June 2024; Executive Vice President, SLM Corporation—September 2023 to October 2023

•  Executive Vice President and Chief Financial Officer, PRA Group, Inc.—August 2016 to September 2023

•  Various Executive Finance Roles, GE Capital—2002 to 2016

Nicolas Jafarieh Age 50

Position and Business Experience

•  Executive Vice President and Chief Legal, Government Affairs, and Communications Officer, SLM Corporation—April 2022 to present; Senior Vice President and Chief Legal, Government Affairs, and Communications Officer, SLM Corporation—August 2020 to April 2022; Senior Vice President and General Counsel, SLM Corporation—March 2018 to August 2020; Senior Vice President, Deputy General Counsel, and Assistant Corporate Secretary, SLM Corporation—February 2017 to March 2018; Vice President, Associate General Counsel, and Assistant Corporate Secretary, SLM Corporation—December 2013 to February 2017; Managing Director and Associate General Counsel, Sallie Mae, Inc.—February 2010 to December 2013; Associate General Counsel, Sallie Mae, Inc.—June 2008 to February 2010

Munish Pahwa Age 55

Position and Business Experience

•  Executive Vice President and Chief Risk Officer, SLM Corporation—November 2023 to present; Executive Vice President and Chief Risk Officer and Chief Credit Risk Officer, SLM Corporation—July 2023 to November 2023; Senior Vice President, Chief Credit Risk Officer and Interim Chief Risk Officer, SLM Corporation—February 2023 to July 2023; Vice President, Chief Credit Risk Officer and Interim Chief Risk Officer, SLM Corporation—January 2023 to February 2023; Vice President, Chief Credit Risk Officer, SLM Corporation—June 2021 to January 2023

•  Senior Vice President, Consumer Credit Executive, Bank of America, NA—2006 to June 2021

2025 PROXY STATEMENT	31

EXECUTIVE OFFICERS

Kerri A. Palmer Age 54

Position and Business Experience

•  Executive Vice President and Chief Operational Officer, SLM Corporation and President, Sallie Mae Bank—January 2023 to present; Executive Vice President and Chief Risk Officer, SLM Corporation—April 2022 to January 2023; Executive Vice President and Chief Risk and Compliance Officer, SLM Corporation—January 2021 to April 2022

•  Senior Vice President, Risk Management, Capital One Financial Corporation—2013 to January 2021; Managing Vice President and Business Chief Risk Officer, Auto Finance and Mortgage, Capital One Financial Corporation—2008 to 2013

Donna F. Vieira Age 60

Position and Business Experience

•  Executive Vice President and Chief Commercial Officer, SLM Corporation—August 2020 to present; Executive Vice President and Chief Marketing Officer, SLM Corporation—January 2019 to August 2020

•  Director, Choice Hotels International, Inc.—July 2021 to present

•  Chief Marketing Officer, Consumer Banking and Wealth Management, JPMorgan Chase—May 2014 to October 2018; Chief Marketing Officer, Chase Business Banking, JPMorgan Chase—April 2011 to May 2014

•  Senior Vice President, Relationship Manager, Dun & Bradstreet—March 2010 to April 2011

•  Senior Vice President, General Manager Small Business Products, Dun & Bradstreet—July 2008 to March 2010

32	SLM CORPORATION

Executive Compensation

Compensation Discussion and Analysis

2025 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this Compensation Discussion and Analysis (“CD&A”), we describe our compensation practices and programs in the context of our NEOs. The components of our compensation program are in place to promote prudent management decision-making and to profitably drive the evolution of our business, all while ensuring we motivate, reward, and retain highly qualified talent. It is worth noting our compensation practices and programs applicable to our NEOs in many cases also apply to senior executive employees other than our NEOs.

Our primary business is to originate and service high-quality Private Education Loans. “Private Education Loans” are education loans for students or their families that are not made, insured, or guaranteed by any state or federal government. We also offer a range of deposit products insured by the Federal Deposit Insurance Corporation. We serve more families than any other private student loan lender. Our Private Education Loans serve primarily to bridge the gap between the cost of higher education and the amount funded through family income and savings, scholarships and grants, and federal financial aid. We also extend Private Education Loans as an alternative to similar federal education loan products where we believe our rates are competitive. We originated approximately $7.0 billion of Private Education Loans in 2024, an increase of 10 percent from the year ended December 31, 2023. As of December 31, 2024, we had $20.9 billion of Private Education Loans held for investment, net, outstanding.

Our compensation programs include (i) a short-term annual cash bonus (the “AIP Award”) under our annual incentive plan (the “Annual Incentive Plan” or “AIP”), and (ii) time and performance-based awards under the LTIP, consisting of (x) a grant of time-based restricted stock units (“RSUs”) that vests in one-third increments over a three-year period, and (y) a grant of performance-based PSUs that vests based on a relative total shareholder return (“TSR”) measure following a three-year performance period, focusing our senior executives on goals that drive our financial performance while balancing risk and reward and aligning compensation with the interests of our stockholders.

As discussed in more detail herein, our 2024 AIP Awards are determined based on corporate and individual performance, encouraging executives to focus on the Company’s overall performance by linking to metrics in the following four major categories:

•	Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income Per Share (“Adjusted Income Per Share”)

•	Private Education Loan Originations (“Loan Originations”)

•	Non-interest Expenses Excluding FDIC and AIP Expense (“Adjusted Non-interest Expenses”)

•	Total Loan Portfolio Net Charge-Offs (“Net Charge-Offs”)

Performance under the 2024 AIP exceeded the prior year due to strong performance across the 2024 AIP metrics. In addition to year-over-year improvement in each of the 2024 AIP metrics, we returned a significant amount of capital to stockholders. For a detailed summary of the 2024 AIP performance, please see page 43.

We believe continued emphasis on performance-based compensation in the short-term, coupled with continued focus on TSR as a key metric for performance-based equity compensation in the long-term, align our executives’ compensation with the interests of our stockholders.

Compensation Philosophy

The pay-for-performance philosophy underlying our executive compensation program provides our executives a competitive total compensation package tied to both Company and individual performance, aligned with the interests of our stockholders, and designed to attract and retain highly qualified executives. For 2024, we used the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

•	Tie a significant portion of the total compensation of our executives to the achievement of enterprise-wide goals that drive stockholder value;

•	Focus executive compensation to reward short-term performance and long-term growth;

•	Focus management on sustained success and stockholder value creation while balancing risk and financial results; and

•	Determine executive compensation amounts without considering amounts realized (or not) from prior annual or long-term incentive compensation programs.

34	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

For the fiscal year ended December 31, 2024, our Named Executive Officers were:

Jonathan W. Witter Chief Executive Officer	Peter M. Graham Executive Vice President, Chief Financial Officer and Treasurer	Kerri A. Palmer Executive Vice President and Chief Operational Officer and President of Sallie Mae Bank

Donna F. Vieira Executive Vice President and Chief Commercial Officer	Nicolas Jafarieh Executive Vice President and Chief Legal, Government Affairs, and Communications Officer

2025 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Practices Summary

What We Do

✓   Tie significant portions of compensation to Company performance

✓   Utilize the 2024 AIP containing a formulaic funding mechanism (based on absolute quantitative metrics) for annual bonuses

✓   Utilize an LTIP with a significant portion consisting of performance-based equity awards, including PSUs that vest solely based on relative TSR

✓   Annually review and refine all compensation programs and policies based on feedback from stockholders, our Board of Directors, our independent compensation consultant, and market best practices

✓   Mitigate risk-taking by utilizing equity awards granted in the form of PSUs that cliff vest after three years, have performance caps, and require a one-year holding period following vesting

✓   Administer (i) an adjustment standard (that includes clawbacks and forfeitures) providing for the recoupment of incentive-based compensation in the event of misconduct or excessive risk-taking by our employees and (ii) a clawback policy governing the recovery of erroneously awarded incentive-based compensation from executive officers in the event of a financial restatement

✓   Require significant share ownership by the CEO and Executive Vice Presidents

✓   Compensation Committee, comprised only of independent directors, determines achievement of (i) the funding metrics and individual performance of our NEOs for cash payouts under the 2024 AIP and (ii) the relative TSR performance pertaining to the PSU portion of the LTIP, as well as all aspects of NEO compensation and incentives

✓   Annually assess risk of significant employee incentive compensation plans

✓   Require “double-trigger” events for change-in-control payments under the Amended and Restated Change-in-Control Severance Plan (as hereinafter defined) and long-term incentive awards

✓   Retain an independent compensation consultant to advise on market and peer practices and specific compensation programs

What We Don’t Do

✗ No individual or “single-trigger” change-in-control agreements

✗ No excessive perquisites

✗ No excise tax gross-ups

✗ No hedging or pledging of Common Stock by directors, executive officers, and senior management

✗ No “single-trigger” accelerated settlement of equity awards

✗ No above-market returns on deferred compensation plans

✗ No pension benefits provided

36	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Engagement, Compensation Governance, and Say-on-Pay Results

Stockholder Engagement and Compensation Governance

SPRING

- Active outreach, as appropriate, with institutional holders to discuss important governance items to be considered at Annual Meeting
- Publish annual communications to stockholders including the proxy statement and Form 10-K

SUMMER

- Conduct Annual Meeting
- Review results and feedback from Annual Meeting with institutional holders, as appropriate
- Share investor feedback with the Board of Directors

FALL

- Perform peer group compensation analysis to ensure compensation is appropriate based on financial performance comparisons
- Review governance practices and trends, regulatory developments, and our governance framework
- Conduct annual Board of Directors self-assessment

WINTER

- Preview the Company’s Incentive Compensation Plans including (i) the prior year’s aggregate AIP funding pool, (ii) the PSU performance results for the upcoming vesting, and (iii) the future AIP and long-term incentive design

We engage with our stockholders and proxy advisory firms throughout the year, as appropriate, and provide stockholders with an annual opportunity to cast an advisory say-on-pay vote. At our 2024 annual meeting of stockholders, approximately 96.6 percent of the votes present or represented, and entitled to vote thereon, voted in favor of our say-on-pay proposal. Through stockholder engagement, we can consider important information on compensation policies and practices, as applicable. In addition, the outcome of the say-on-pay vote results will continue to inform future compensation decisions. Over the last five years, stockholders have strongly supported our executive compensation program, with 89% or more of the votes cast in support of the program each year.

Historical Say-on-Pay Vote

Annual Meeting Year	2020	2021	2022	2023	2024

FOR SAY-ON-PAY VOTE	94.4%	89.3%	98.6%	98.1%	96.6%

2025 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

Stock Performance

Our stock generated a three-year total return for stockholders of 51.23 percent from December 31, 2021 through December 31, 2024, compared to 4.83 percent for our peer group of companies, 56.30 percent for the S&P Supercomposite Consumer Finance Sub-Industry Index, and 11.11 percent for the S&P 400 Regional Bank Sub-Industry Index. As of December 31, 2024, we ranked in the 60th percentile of total returns for the three-year period of our peer group.

Total Shareholder Return 12/31/21-12/31/24

* For the full roster of members of our peer group, please refer to the section below on page 50 entitled “Peer Group Analysis.”

Highlights of 2024 Company Performance

•	2024 Net Income Attributable to Common Stock (calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”)) of $590 million, as compared to $564 million in the prior year.

•	$2.68 GAAP Diluted Earnings Per Common Share for 2024, as compared to $2.41 for the prior year.

•	Private Education Loan Originations of $7.0 billion in 2024, as compared to $6.4 billion in 2023, a 10 percent increase year-over-year.

•	Private Education Loan held for investment portfolio, net, totaled $20.9 billion as of December 31, 2024, as compared to $19.8 billion as of December 31, 2023, a 5.7 percent increase year-over-year.*

•	2024 Full-Year Net Interest Margin of 5.19 percent, down from 5.50 percent in full-year 2023.

•	11.6 million shares of Common Stock were repurchased under Company share repurchase programs in 2024, a 5.3 percent reduction in total Common Stock outstanding since January 1, 2024.

•	2024 Total Non-Interest Expenses of $642 million, as compared to $686 million for the prior year.

•	2024 Net Charge-Offs of $332.5 million, as compared to $374.7 million for the prior year.

•	Total Assets of $30.1 billion as of December 31, 2024, as compared to $29.2 billion as of December 31, 2023.**

*	The increase in the Private Education Loan portfolio is primarily related to an increase in originated loans during the year.

**	The increase in Total Assets from 2023 to 2024 was primarily due to the increase in the Private Education Loan portfolio, as noted above.

38	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Allocation of Compensation

The charts below illustrate, for our CEO and separately for the other NEOs, in aggregate, the percentage of 2024 compensation that consisted of base salaries, annual AIP Awards (determined and paid in cash in early 2025), and LTIP awards of RSUs and PSUs granted in early 2024.

2025 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

The compensation program in 2024 for our NEOs consisted of seven elements. These elements, as well as the reasons why each was chosen and the ways in which each achieves our compensation objectives, are described below:

Compensation Element		Description	Objective

Base Salary		Fixed cash compensation. Reviewed annually and adjusted as appropriate.	To provide a base level of cash compensation for senior executives based on level and responsibility.

AIP Awards		Variable compensation. 2024 AIP Awards have been determined based on corporate and individual performance. Corporate funding metrics were derived from management’s 2024 objectives identified in our annual business plan. AIP Awards are payable in cash from the AIP funding pool upon consideration of each NEO’s individual performance against their respective goals.	To encourage and reward senior executives for achieving annual corporate performance and individual goals.

Long-Term Equity-Based Incentives	RSUs and PSUs (2024 Design)	Multi-year equity compensation generally granted annually. In 2024, the long-term equity-based incentive plan for the NEOs, excluding the CEO, consisted of 50 percent RSUs that vest in one-third increments over a three-year period and 50 percent PSUs that cliff vest in three years based on relative TSR with a one-year holding period after vesting. In 2024, the long-term equity-based incentive plan for the CEO consisted of 40 percent RSUs that vest in one-third increments over a three-year period and 60 percent PSUs that cliff vest in three years based on relative TSR with a one-year holding period after vesting. The proportion of PSUs granted to the CEO increased from 50 percent in 2023 to 60 percent in 2024.	To motivate and retain senior executives by aligning their interests with that of stockholders through sustained performance and growth.

Other	Health, welfare, and retirement benefits	Benefits programs are provided to executives in the same manner as all our benefits-eligible employees.	To promote employee health and protect financial security.
	Deferred Compensation Plan and Supplemental 401(k) Savings Plan	Retirement benefit. The Sallie Mae Deferred Compensation Plan and the Supplemental 401(k) Savings Plan provide our highly compensated executives with a vehicle into which they can opt to defer a portion of their compensation for retirement. These opportunities are provided in lieu of any pension benefit plans.	To provide retirement planning opportunities.
	Severance benefits	Under the Amended and Restated Executive Severance Plan for Senior Officers, we provide compensation and benefits upon qualifying employment termination events, including fixed cash compensation-based severance payments. Equity awards generally continue to vest on their terms after changes of control, involuntary terminations other than for cause, or if the grantee voluntarily ceases employment and meets our retirement eligibility requirements. For more information, see “Arrangements with Named Executive Officers” below on page 62.	To maintain continuity of management in the event of major restructurings or after a change of control and provide temporary income following involuntary terminations of employment other than for cause.
	Limited Perquisites	Fixed compensation. Consists primarily of executive physical examinations and, in limited instances, housing relocation expenses.	To provide business-related benefits to assist in attracting and retaining key executives.

40	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

How Our Compensation Decisions Are Made

Participant	Roles

Board of Directors

•  Independent members establish the CEO’s compensation based on findings and recommendations of Compensation Committee and Independent Board Chair.

•  Receives report from Compensation Committee with respect to AIP target achievements, AIP pool funding, and PSU progress.

Compensation Committee

•  Sets AIP and PSU targets and approves NEO individual performance goals at the beginning of each year.

•  Retains independent compensation consultant.

•  Establishes peer group for comparative compensation data purposes.

•  Participates with the Independent Board Chair in the annual performance and compensation review of the CEO and recommendation of the CEO compensation to the Board of Directors for approval.

•  Reviews and approves all aspects of NEO compensation, excluding the CEO.

•  Reviews end of year performance of the NEO’s.

•  Approves and/or certifies annual achievement of AIP targets and PSU targets.

•  Reviews compensation of covered employees consisting of senior executive officers and other significant risk takers as defined by management.

•  Reviews and/or approves aggregate AIP and LTIP awards to all eligible employees.

Independent Board Chair	• Participates in development and delivery of the CEO’s performance review and compensation.

Compensation Committee Chair	• Participates in development and delivery of the CEO’s performance review and compensation.

Chief Executive Officer

•  Reviews performance of all other NEOs with Compensation Committee and makes recommendations with regard to their salaries, AIP Awards, and LTIP awards.

•  Participates with Compensation Committee in final review and/or approval of AIP and LTIP awards to all eligible employees, other than the CEO.

Compensation Consultant

•  Assists the Compensation Committee in the review and oversight of all aspects of our executive compensation programs, particularly as to the development and interpretation of peer group membership, compensation data, and the design and implementation of executive compensation programs aligned with prevailing regulatory expectations and market practices.

Chief Risk Officer

•  Conducts: (i) a risk assessment prior to the adoption of executive incentive compensation plans to identify potential material risks that may be created by such plans; (ii) quarterly risk reviews of performance against executive incentive compensation plans; and (iii) backward-looking program reviews of the achievement of metrics associated with executive incentive compensation plans and the method by which the results were achieved, prior to payment of awards pursuant to those plans.

Audit Committee	• With the Compensation Committee, reviews and approves the goals, performance, and compensation of the Chief Audit Officer.

Financial Risk Committee	• Reviews the goals, performance, and compensation of the Chief Risk Officer.

Operational and Compliance Risk Committee	• Reviews the goals, performance, and compensation of the Chief Risk Officer.

2025 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

In establishing compensation levels and structures, policies, and performance for 2024, the Compensation Committee also considered the results of the 2024 annual meeting of stockholders “say-on-pay” advisory vote of stockholders, which received the approval of approximately 96.6 percent of the holders of the Common Stock present or represented, and entitled to vote thereon, and recommendations from stockholders as part of our stockholder outreach. Given the positive results of the stockholder advisory vote and the Compensation Committee’s ongoing review of our compensation programs, the Compensation Committee believes our existing executive compensation programs effectively align the interests of our NEOs with our short-term and long-term goals.

Base Salary Determinations

The following factors are considered in determining any base salary adjustments for our NEOs:

•	Scope and responsibility of the NEO’s position;

•	Overall compensation paid by our compensation peer group for comparable positions;

•	Recruitment, retention, and development of leadership talent; and

•	Appropriate balancing of each NEO’s base salary against their incentive compensation.

Based on these factors, our NEOs’ base salaries were adjusted during fiscal year 2024 as follows:

Named Executive Officer	2023 Base Salary ($)		2024 Base Salary ($)		% Increase

Jonathan W. Witter	1,100,000		1,100,000		0.0%

Peter M. Graham	580,000	(1)	580,000		0.0%

Kerri A. Palmer	566,500		566,500		0.0%

Donna F. Vieira	510,043		535,545	(2)	5.0%

Nicolas Jafarieh	480,000		504,000	(3)	5.0%

(1)

Pursuant to the terms of the letter agreement entered into between Mr. Graham and the Company on August 25, 2023, relating to Mr. Graham’s appointment as Chief Financial Officer, Mr. Graham’s annual base salary was initially set at $580,000.

(2)

The increase of Ms. Vieira’s 2024 base salary was intended to (i) ensure her compensation remains competitive with the market and (ii) recognize her individual performance and her contribution to the Company’s performance in 2023.

(3)

The increase of Mr. Jafarieh’s 2024 base salary was intended to (i) ensure his compensation remains competitive with the market and (ii) recognize his individual performance and his contribution to the Company’s performance in 2023.

42	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

2024 Annual Incentive Plan for Named Executive Officers

The following are highlights of the 2024 AIP:

•  The following four funding metrics were utilized to determine the AIP funding pool under the 2024 AIP at the following weightings:

•  Adjusted Income Per Share* (40 percent);

•  Loan Originations (25 percent);

•  Adjusted Non-interest Expenses** (20 percent); and

•  Net Charge-Offs (15 percent).

•  Each NEO in the 2024 AIP had an established target AIP Award opportunity as set by the Compensation Committee, with no guaranteed minimum (i.e., the actual AIP Award payout could be 0 percent of target).

•  Included a clawback and risk adjustment provision.

•  Chief Risk Officer completed a risk assessment and program review of the 2024 AIP, as well as quarterly qualitative risk reviews of the performance against the 2024 AIP funding metrics.

•  Under the 2024 AIP, the NEOs’ annual AIP Awards were paid in cash from the AIP funding pool upon consideration of each NEO’s individual performance against their respective goals.

*   See Appendix B (B-1) – Reconciliation of Non-GAAP Financial Measures for a more detailed explanation of Non-GAAP Adjusted Income Per Share and a reconciliation to GAAP diluted earnings per common share.

**  See Appendix B (B-2) – Reconciliation of Non-GAAP Financial Measures for a more detailed explanation of Non-GAAP Adjusted Non-interest Expenses and a reconciliation to GAAP total non-interest expenses.

Annual Incentive Plan Goal Setting

Each year, management develops a rigorous business plan that reflects the Company’s strategy for achieving operating and financial results to enhance franchise value while prudently growing our business. The Company’s business plan was the foundation used to set the performance goals approved by the Compensation Committee for purposes of establishing our 2024 AIP targets and funding metrics. These performance goals were carefully analyzed and subject to considerable review by the Compensation Committee, with the advice of its independent compensation consultant.

Since April 2014, we generally have been able to consistently enhance franchise value by growing originations and earnings, maintaining rigorous credit standards, and providing excellent customer service. As a financial institution, our funding metrics for the 2024 AIP were designed to balance asset growth, credit quality, operating expenses, and risk management by utilizing a mix of financial metrics (Adjusted Income Per Share and Adjusted Non-interest Expenses), a customer growth metric (Loan Originations), and a credit quality metric (Net Charge-Offs).

In selecting objective performance metrics and establishing challenging target, threshold, and maximum levels, the Compensation Committee considered the upcoming year’s business objectives and outlook. Rather than only examining and relying upon the prior year’s targets and actual results, which may not reflect the current year’s expectations, challenges, and opportunities affecting our industry, the Compensation Committee’s goal setting process considers particular and timely market trends that are likely to impact our business based on current activity, as well as our Company’s goals and other factors specific to our business.

Pursuant to the AIP, the Compensation Committee may exercise discretion to adjust the performance goals established at the beginning of the year, including the ability to consider corporate performance metrics either on a GAAP or non-GAAP adjusted basis and other qualitative factors, as appropriate. This combination of fixed formulas, along with latitude in assessing performance based on the Compensation Committee’s informed judgment, allows for consideration of unanticipated market conditions and other events that may impact operating performance. We believe this latitude is important in mitigating risk as it reduces the potential that our NEOs may be encouraged to take actions with respect to unanticipated items based on the impact the actions may have on their incentive compensation, rather than based on the merits and impact the actions may have on achieving our long-term goals and objectives.

2025 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

Four corporate metrics were established by the Compensation Committee to determine the funding of the 2024 AIP.

As discussed above, these four metrics were derived from management’s 2024 objectives identified in our annual business plan. These metrics, their rationale, and the weightings at which they were set are discussed in the table below.

Metric	Weighting	Rationale for Using Each Metric

Adjusted Income Per Share	40%

This is a key metric used by management to measure internally the Company’s performance for the year. This measure allows management to evaluate the Company’s performance and ability to generate earnings from its primary business.

Adjusted Income Per Share is a non-GAAP measure. The determination of Adjusted Income Per Share for 2024 starts with GAAP diluted earnings per common share for 2024 and increases that amount by (i) the impact of the GAAP provision for credit losses per common share for 2024, (ii) the impact of the GAAP total non-interest expense per common share for 2024, (iii) the impact of the GAAP income tax expense per common share for 2024, and (iv) the impact of GAAP preferred stock dividends per common share for 2024. See Appendix B (B-1) – Reconciliation of Non-GAAP Financial Measures for a more detailed explanation of Non-GAAP Adjusted Income Per Share and a reconciliation to GAAP diluted earnings per common share.

For 2024, the Compensation Committee approved a target of $8.07 for Adjusted Income Per Share. The 2024 target was set taking into consideration, among other items, the gain expected to be recognized by the Company from the potential sale of certain Private Education Loans in 2024 and the expected impact of potential share repurchases in 2024.

Loan Originations	25%

This measurement serves as a key indicator of the trajectory of our business, including our future earnings and asset growth.

For 2024, the Compensation Committee approved a target of $6.86 billion for Loan Originations, an 8.9 percent increase from the $6.3 billion target in 2023, due to expected market growth and market share improvements.

Adjusted Non-interest Expenses	20%

This is a key measurement to evaluate the expense discipline of the Company regarding costs attributable to running our business. For the 2024 AIP, this expenses metric excludes FDIC expense and AIP expense, as compared to the prior year’s expenses metric excluding only FDIC expense.

Adjusted Non-interest Expenses is a non-GAAP measure. The determination of Adjusted Non-interest Expenses starts with GAAP total non-interest expenses and decreases that amount by FDIC assessment fees and AIP expense. See Appendix B (B-2) – Reconciliation of Non-GAAP Financial Measures for a more detailed explanation of Non-GAAP Adjusted Non-interest Expenses and a reconciliation to GAAP total non-interest expenses.

For 2024, the Compensation Committee approved a target of $551.5 million for Adjusted Non-interest Expenses. The 2023 Operating Expenses Excluding FDIC Expense target was $570 million. The 2024 Adjusted Non-interest Expenses target was based on the absence of impairment of acquired intangible assets in 2023 Non-interest Expenses, partially offset by the anticipated increase in spending to drive strategic initiatives and loan growth.

Net Charge-Offs	15%

This metric is used to measure the credit performance of our loan portfolio, a significant indicator of the health of our business.

For 2024, the Compensation Committee approved a target of $355 million for Net Charge-Offs, a 2.7 percent decrease from the $365 million target in 2023, which took into account the application of historical roll rate performance to expected Private Education Loan repayment balances. The Compensation Committee set this challenging Net Charge-Offs goal in order to focus management on credit performance, one of the Company’s key priorities for the 2024 fiscal year.

44	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Minimum, target, and maximum achievement levels were set for each performance metric and a weight assigned to each performance metric based on its relative importance to our overall operating plan. Our NEOs each have a target opportunity for their AIP awards that cannot exceed two times their target. Additionally, no individual AIP Award can exceed $5 million.

2024 AIP Funding and Payout Computation

In February 2024, the Compensation Committee established the AIP pool funding metrics. In February 2025, the Compensation Committee, including the independent Board Chair, reviewed our relative achievement of the previously established AIP pool funding metrics and, after discussions with our CEO, determined that for the year ended December 31, 2024 the AIP pool should be funded at 150.0 percent based on the achievement of the four funding metrics as summarized in the table below.

Application of the 2024 AIP funding score, based on the four funding metrics approved in February 2024, resulted in the following:

(Dollars in Millions, except per share amounts)

Funding Metric	Min	Target	Max	Actual Performance	Award Factor	Weighting	Funding Metric Score

Adjusted Income Per Share(1)	$7.32	$8.07	$8.82	$8.41	146%	40%	58%

Loan Originations	$6,612	$6,862	$7,112	$7,013	160%	25%	40%

Adjusted Non-interest Expenses(2)	$576.5	$551.5	$526.5	$536.0	162%	20%	32%

Net Charge-Offs	$405.2	$355.2	$305.2	$332.5	145%	15%	22%

Total							150	%(3)

(1)	Adjusted Income Per Share is a Non-GAAP metric under the 2024 AIP that is derived from GAAP net income. See Appendix B (B-1) for a reconciliation.

(2)	Adjusted Non-interest Expenses is a Non-GAAP metric under the 2024 AIP that is derived from GAAP total non-interest expenses. See Appendix B (B-2) for a reconciliation.

(3)	While each funding metric can have a maximum award factor up to 200%, the maximum total 2024 AIP funding metric score cannot exceed 150%.

With a 2024 AIP funding score of 150 percent, the Compensation Committee assessed each NEO’s individual performance against outcome-based goals as further detailed in the section titled “NEO Achievements” below. Each NEO’s respective individual performance was assessed during the annual performance review and covered employees risk review, in the following four areas: (i) driving performance against investor expectations; (ii) delivering on our strategic imperatives; (iii) supporting a strong risk management culture and governance; and (iv) demonstrating strong leadership and building a leading culture. With respect to the 2024 AIP, as in prior years, the Compensation Committee had discretion to increase or reduce any AIP Award amount, including down to zero, that would otherwise be earned or payable to any participant and to consider assessment of any other additional factors. The AIP Award payment to each NEO under the 2024 AIP is set forth below.

Named Executive Officer	Target AIP Award as a % of Base Salary		2024 Target AIP Award $ Amount	2024 AIP Payout

Jonathan W. Witter	150%		$1,650,000	$3,052,500

Peter M. Graham	150%		$870,000	$1,392,000

Kerri A. Palmer	150	%(1)	$849,750	$1,572,038

Donna F. Vieira	125%		$669,432	$1,238,448

Nicolas Jafarieh	125%		$630,000	$1,008,000

(1)

In February 2024, the Compensation Committee approved an increase of 15 percentage points to Ms. Palmer’s target AIP Award under the 2024 AIP, raising her target AIP Award opportunity from 135% of her annual base salary to 150% of her annual base salary, to ensure her compensation as the Executive Vice President and Chief Operational Officer remains competitive with the market and to further tie her compensation to the Company’s performance.

2025 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

2024 NEO Long-Term Incentive Program

In connection with our 2024 NEO LTIP awards, the Compensation Committee utilized a combination of RSUs and PSUs. The combination of RSUs and PSUs was different for the CEO as compared to the other NEOs, reflecting a change made for 2024 grants. Accordingly, the CEO received 40 percent RSUs and 60 percent PSUs, and all other NEOs received 50 percent RSUs and 50 percent PSUs. Such RSUs vest in one-third increments over each anniversary of the grant date, and such PSUs cliff-vest in 2027 upon certification by the Compensation Committee as to the achievement of the relative TSR performance metric with a one-year required holding period after vesting. Our 2024 LTIP grants serve as a retentive tool intended to provide long-term incentive and performance-based compensation to our NEOs that ties their compensation to our total stockholder return compared to that of our peers, thus aligning their interests with the interests of our stockholders.

2024 PSUs for NEO Long-Term Incentive Awards

•  For the NEOs, including Mr. Witter, the PSUs granted in 2024:

•  vest between 0 percent and 200 percent in 2027 based on the Company’s relative TSR from February 16, 2024 to February 16, 2027;

•  vest upon the Compensation Committee’s certification of the Company’s actual performance relative to the pre-established PSU peer group; and

•  require a one-year holding period immediately following the vesting date of the PSUs.

Relative TSR

We believe relative TSR, our sole PSU performance metric, is important because it aligns the interests of our management with those of our stockholders. Our relative TSR is evaluated by comparing the Company’s stock price performance to a defined set of comparable companies based on size, volatility, stock price correlation, and industry. The relative TSR is based on the Company’s TSR as compared to the peer group composed of companies belonging to the following sub-industries in the following published indices as of February 16, 2024: (i) The S&P Supercomposite Consumer Finance Sub-Industry Index; and (ii) The S&P 400 Regional Bank Sub-Industry Index.

We annually review our LTIP design to ensure it remains aligned with our strategic plan and the interests of our stockholders. The PSU goal is derived from a rigorous process that involved input and discussions among the Compensation Committee, our CEO, human resources, finance, risk management, legal, and advice and input from the Compensation Committee’s independent compensation consultant.

The table below sets forth the value of LTIP awards granted in February 2024(1):

Named Executive Officer	2024 LTIP RSUs ($)	2024 LTIP PSUs(2) ($)	2024 LTIP Total(3) ($)

Jonathan W. Witter	$2,900,000	$4,350,000	$7,250,000

Peter M. Graham	$650,000	$650,000	$1,300,000

Kerri A. Palmer	$501,669	$501,669	$1,003,338

Donna F. Vieira	$483,314	$483,313	$966,627

Nicolas Jafarieh	$457,100	$475,100	$950,200

(1)

The dollar value amounts of the respective LTIP awards granted to each of the NEOs in 2024 as shown in this table differ from the Summary Compensation Table and the 2024 Grants of Plan-Based Awards Table disclosure due to differences in the accounting valuation of the equity awards on the grant date.

(2)

PSUs granted in 2024 to NEOs are disclosed in this column at the target level. PSUs will vest between 0 percent to 200 percent in 2027 based on relative TSR from February 16, 2024 to February 16, 2027, with a one-year holding period after vesting.

(3)	RSU and PSU awards are eligible to accrue dividends as Dividend Equivalent Units (“DEUs”), which vest on the same schedule as the underlying grant.

46	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

NEO Achievements

Material factors considered in the Committee’s assessment of individual NEO performance for 2024 include:

NEO	ACHIEVEMENTS

Jonathan W. Witter, Director and Chief Executive Officer

•  Delivered key performance objectives including (i) growing originations, (ii) increasing total asset growth, (iii) increasing GAAP diluted earnings per common share, and (iv) reducing net charge-offs;

•  Continued to successfully advance the Company’s strategy by maximizing the profitability and growth of the Company’s private student loan business;

•  Well-positioned the Company in a large and growing student loan market with a powerful brand recognition and attractive client base;

•  Demonstrated consistent profitability, balance sheet strength, and strong risk and compliance functions to mitigate enterprise-wide risk;

•  Enhanced shareholder value through a rigorous and consistent capital allocation and return program in place;

•  Continued to better inform the external narrative about student lending and the Company; and

•  Simplified the college planning process and advanced higher education access and completion by providing free tools, resources, scholarships, and responsible financing options for customers.

Peter M. Graham, Executive Vice President, Chief Financial Officer and Treasurer

•  Successfully transitioned in his first full year into the role of Chief Financial Officer while advancing the Company’s strategy of modestly growing the balance sheet, driving expense discipline, and returning capital to stockholders;

•  Led the execution of (i) the sale of $3.7 billion of Private Education Loans in 2024 resulting in the Company recognizing a gain of $255 million in 2024, and (ii) the repurchase of 11.6 million shares of the Company’s Common Stock in 2024;

•  Oversaw the Company’s market, liquidity, and capital risk programs, while ensuring (i) appropriate and rigorous policies and procedures for liquidity, capital stress testing, and interest rate risk management and (ii) enhancements provide a clearer linkage between strategic planning, stress testing, and capital levels; and

•  Maintained a rigorous Sarbanes-Oxley program.

Kerri A. Palmer, Executive Vice President and Chief Operational Officer and President of Sallie Mae Bank

•  Drove significant transformation across the operations, technology, credit, and security functions of the Company with rigorous performance management and talent improvement;

•  Implemented performance and process improvement initiatives while managing cost-enhancing measures;

•  Led key projects to drive innovation delivering sustainable and scalable operating frameworks;

•  Strengthened credit underwriting capabilities;

•  Drove intellectual rigor and discipline in risk management practices and issue remediation both within the operations function and the Company;

•  Enhanced collections programs while balancing the customer experience and priorities from various stakeholders; and

•  Elevated the Bank’s approach to data management by driving data-driven decision making and operational efficiency.

2025 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

NEO	ACHIEVEMENTS

Donna F. Vieira, Executive Vice President and Chief Commercial Officer

•  Led the Company’s originations of approximately $7.0 billion of Private Education Loans in 2024, ten percent higher than the prior year, while gaining market share;

•  Improved the loan application experience and new funnel optimization delivering increased volume;

•  Strengthened numerous aspects of the risk control framework in the commercial function of the Company;

•  Significantly enhanced the operating cadence of the commercial function of the Company; and

•  Continued to develop products and services in alignment with the Company’s core mission that drive customer value while leveraging the Company’s customer affiliation.

Nicolas Jafarieh, Executive Vice President, Chief Legal, Government Affairs, and Communications Officer

•  Effectively led the legal, government affairs, and corporate communications teams supporting a significant number of the Company’s important actions and imperatives;

•  Provided vital counsel on internal and external strategic matters, business plan execution, disclosure matters, compensation programs, and risk management programs;

•  Headed the corporate governance function and supported effective Board oversight of all risk and regulatory matters;

•  Enhanced communications and public relations efforts shaping the perception of the Company and private student lending with key influencers and policy makers; and

•  Accomplished the redesign of the Company’s data privacy architecture.

The following table summarizes performance-year 2024 compensation for the NEOs as approved by the Compensation Committee:

Name	Base Salary	Annual Incentive Plan	Long-Term Incentive Plan(1)

Jonathan W. Witter	$1,100,000	$3,052,500	$7,250,000

Peter M. Graham	$580,000	$1,392,000	$1,300,000

Kerri A. Palmer	$566,500	$1,572,038	$1,003,338

Donna F. Vieira	$535,545	$1,238,448	$966,627

Nicolas Jafarieh	$504,000	$1,008,000	$950,200

(1)

The total LTIP dollar values as shown in this table differ from the values shown in the Summary Compensation Table on page 54 and the 2024 Grants of Plan-Based Awards Table on page 56 due to differences in the accounting valuation of the LTIP awards on the grant date.

Vesting of the 2022 PSU Grants

In February 2022, 50 percent of the 2022 LTIP award granted to Mr. Witter, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh consisted of PSUs that vested in February 2025 at 170 percent of target based on relative TSR in the 85th percentile as detailed in the table below. The table below shows the threshold, target, and maximum payout percentages associated with the relative TSR PSU performance metric for the 2022 PSU grants.

48	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR based on the performance period from February 18, 2022 through February 18, 2025

The earnout ranges from 0% to 200% depending on TSR Performance Against Peer Group.*

TSR of the Company relative to TSR of the Peer Group	Payout Percentage of PSUs

100th Percentile	200%

75th Percentile	150%

50th Percentile	100%

25th Percentile	50%

< 25th Percentile	0%

*

The Peer Group is composed of companies belonging to the following sub-industries in the following published indices as of February 18, 2022: (i) The S&P Supercomposite Consumer Finance Sub-Industry Index; and (ii) The S&P 400 Regional Bank Sub-Industry Index.

Pursuant to the terms of the 2022 PSU awards, in February 2025 the Compensation Committee approved and certified the actual performance of the relative TSR PSU performance metric based on the performance period from February 18, 2022 through February 18, 2025.

Accordingly, because the 2022 PSUs vested at 170 percent of target, in February 2025, Mr. Witter, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh received the following number of shares of Common Stock pursuant to the vesting of their 2022 PSU grants:

Name	Target Number of Shares of Common Stock Pursuant to the 2022 PSU Award	Actual Number of Shares of Common Stock Pursuant to the 2022 PSU Award(1)

Jonathan W. Witter	141,971	241,351

Kerri A. Palmer	19,876	33,789

Donna F. Vieira	24,134	41,029

Nicolas Jafarieh	21,579	36,685

(1)	Includes Dividend Equivalent Units. In addition, such shares require a one-year holding period until February 24, 2026.

Mr. Graham did not receive PSUs in 2022, and thus did not have any PSU grants that vested in February 2025.

Risk Assessments and Reviews of Compensation Plans

The Chief Risk Officer (“CRO”) coordinates forward-looking risk assessments, backward-looking program reviews, quarterly risk reviews of performance against incentive compensation plans, and ongoing oversight of Sallie Mae’s incentive compensation plans with a cross-functional team of Sallie Mae’s senior officers from the risk management and human resources departments. The CRO’s responsibilities include oversight of the annual forward-looking risk assessments and backward-looking program reviews of our incentive compensation plans to help ensure our employees are not incentivized to take inappropriate risks that could impact our financial position and controls, reputation, and operations, and developing policies and procedures to help ensure our incentive compensation plans are designed to achieve their business goals within acceptable risk parameters. In coordination with the Chief People Officer, the CRO periodically reports to the Compensation Committee on the results of the independent quarterly risk reviews of performance against our incentive compensation plans.

As part of the annual forward-looking risk assessment in 2024, the CRO presented conclusions to the Compensation Committee, and the Compensation Committee agreed, with respect to our 2024 AIP and LTIP, the risks embedded in those plans were within our ability to effectively monitor and manage, properly balance risk and reward, and were not likely to promote excessive risk-taking. In addition, as part of the annual backward-looking program review of incentive compensation plans, in the first quarter of 2025, the CRO presented a review and conclusions to the Compensation Committee that confirmed our incentive compensation plans, including the 2024 AIP and LTIP, are sufficiently risk sensitive, do not encourage excessive risk-taking, are consistent with the safety and soundness of Sallie Mae, and are otherwise consistent with applicable law and the applicable regulatory rules and guidance.

2025 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Consultant

The Compensation Committee retains an independent compensation consultant to advise on relevant market practices and specific compensation programs. A representative of the compensation consultant attended meetings of the Compensation Committee, as requested, and communicated with the Chair of the Compensation Committee. Aon’s Human Capital Solutions practice, a division of Aon PLC (otherwise known as McLagan), serves as the Compensation Committee’s compensation consultant. The compensation consultant has provided the following services, among other things:

•	assisting in developing a peer group of companies for benchmarking director and executive compensation;

•	providing market-relevant information as to the composition of director and executive compensation;

•	providing views on the reasonableness of amounts and forms of director and executive compensation;

•	assisting the Compensation Committee with incentive plan design decisions;

•	providing guidance on regulatory changes; and

•	reviewing drafts and commenting on the Compensation Discussion and Analysis and related compensation tables for the proxy statement.

From time to time, but no less than annually, the Compensation Committee considers the independence of the compensation consultant in light of SEC rules and NASDAQ listing standards. At this time, the Compensation Committee has concluded there is no conflict of interest with regard to the compensation consultant.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and no current member is or has been an employee of Sallie Mae. During 2024, none of our executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board of Directors or the Compensation Committee.

Peer Group Analysis

Recognizing that the Company has a limited number of direct peer companies, the Compensation Committee works with the compensation consultant to select a peer group for purposes of considering market compensation data in determining the compensation of our CEO and other NEOs. The peer group, which is periodically reviewed and updated by the Compensation Committee, consists of companies that are similar in size (revenue and market capitalization) and in generally similar industries as the Company and with whom the Company may compete for executive talent. No changes were made to the peer group in 2024.

The peer group utilized for purposes of setting NEO compensation is as follows:

Peer Group (Ticker)

Ally Financial Inc. (ALLY)	LendingClub Corporation (LC)

Axos Financial, Inc. (AX)	LendingTree, Inc. (TREE)

BankUnited, Inc. (BKU)	OneMain Holdings, Inc. (OMF)

Commerce Bancshares, Inc. (CBSH)	Prosperity Bancshares, Inc. (PB)

Credit Acceptance Corporation (CACC)	SoFi Technologies, Inc. (SOFI)

Enova International, Inc. (ENVA)	Synovus Financial Corp. (SNV)

F.N.B. Corporation (FNB)	Upstart Holdings, Inc. (UPST)

The Compensation Committee believes it is appropriate to continuously monitor relative compensation amounts with respect to the same peer group used by management and the Board of Directors for financial performance comparisons.

50	SLM CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Other Arrangements, Policies, and Practices Related to Executive Compensation Programs
Share Ownership Guidelines
As of December 31, 2024, the guidelines for beneficial ownership of our Common Stock were as follows:

•	CEO (Mr. Witter)—six times the CEO’s annual base salary; and

•	Executive Vice President (including Mr. Graham, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh)—three times the Executive Vice President’s annual base salary.
The guidelines do not provide a time limit to achieve such minimum beneficial ownership of our Common Stock. Subject to pre-clearance requirements, executives are free to sell shares of our Common Stock so long as they continue to meet their respective minimum ownership requirements, as provided above. Until the CEO meets the CEO minimum ownership requirement, the CEO may not sell shares of our Common Stock, and the CEO is prohibited from selling shares of Common Stock when such sale would result in the CEO falling below the CEO minimum ownership requirement. Executives other than the CEO are not permitted to sell shares of our Common Stock if (i) they have not achieved their respective minimum ownership requirement, or (ii) the sale would cause them to fall below their minimum ownership requirement, except that such an executive may sell shares of our Common Stock if the aggregate of such sales of the executive do not exceed 25 percent of their net shares that count towards the guidelines, calculated as of the close of business on March 31 each year.
The guidelines encourage continued beneficial ownership of a significant amount of our Common Stock acquired through equity awards and help align the interests of the Company’s executives with the interests of our stockholders. If an executive transacts any non-compliant sales of our Common Stock under the guidelines, such executive will be prohibited from executing future trades of our Common Stock until such executive’s minimum beneficial ownership of our Common Stock is met, unless the Compensation Committee determines the sale by the executive causing the non-compliance was on account of a hardship.
All current NEOs were in compliance with the share ownership guidelines as of December 31, 2024.
Compensation Committee—Delegation of Authority
Pursuant to the Compensation Committee Charter and to the extent permitted by applicable law, rules, or regulations, the Compensation Committee may form and delegate all or a portion of its authority to subcommittees composed of one or more members of the Compensation Committee or to members of the Company’s management. Each subcommittee has the full power and authority of the Compensation Committee as it relates to matters delegated to the subcommittee. The Compensation Committee has delegated authority relating to certain grants of equity to non-executive employees as described below in the section titled “Equity Grant Policies and Practices”.
Equity Grant Policies and Practices
We generally grant equity compensation to eligible employees on an annual basis during the first quarter of the fiscal year. Our Human Resources team reviews the annual LTIP program provisions and grant levels in the beginning of the first quarter of the year to coincide with the annual performance management compensation review process established by the Company for all employees. As a part of that process each year, the Human Resources team pre-establishes
a grant date at the end of the performance year for grants during an expected open trading window to eligible employees, subject to the business considerations of the Company, as approved by the Compensation Committee. Consistent with our current practice, in 2024 the annual equity grants to all eligible employees were awarded on February 16, 2024, during an open trading window and following the Compensation Committee meeting approving such annual equity grants, which such meeting was scheduled over one year in advance of the grant date. The Company historically does not strategically time long-term incentive awards in coordination with the release of material non-public information (“MNPI”) and has never had a practice of doing so. In addition, the Company has never timed, and does not plan to time, the release of MNPI for the purpose of affecting the value of executive compensation.
The Company does not currently grant stock options, stock appreciation rights (SARs), or similar awards with “option-like” features, and thus the Company has not adopted a policy regarding the timing of any such awards in connection with the disclosure of MNPI.
The Compensation Committee approves all grants of equity compensation to be awarded to executive officers (other than the CEO). In addition, the Compensation Committee recommends to the Board of Directors for approval all proposed grants of equity compensation to be awarded to the CEO and directors.
From time to time, the Company may find it necessary to issue equity awards to non-executive
employees outside of the normal annual grant process. Accordingly, the Compensation Committee has delegated limited authority to the CEO (who is a director) to make grants to new hires as well as promotional, retention, and/or special one-time
grants to employees who are not subject to

2025 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

Section 16(b) of the Exchange Act. Such authority is limited to an aggregate dollar amount per eligible employee as determined by the Compensation Committee at the beginning of each year. For these grants, our procedures provide that such grants be made on the first business day of each quarter, as applicable. Any grants made by the CEO pursuant to this delegation of authority are reported to the Compensation Committee on a quarterly basis. Based on this information, the Compensation Committee determines whether the grant of such delegation of authority was appropriate and whether additional authority should be granted to the CEO. Pursuant to this delegated limited authority, the CEO is not permitted to make grants to our NEOs or persons subject to Section 16(b) of the Exchange Act.
Our equity award accounting policy complies with GAAP in the United States and is transparently disclosed in our SEC filings.
Insider Trading Policy
We have a Securities Trading Policy in place as adopted by the Nominations and Governance Committee of the Board, which governs the purchase, sale, and other dispositions of our securities by our directors, officers and employees, or the Company itself. The Securities Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. The Securities Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Hedging and Pledging Prohibition
Pursuant to the Company’s Securities Trading Policy, we prohibit directors, executive officers, and senior management from selling Common Stock short, buying or selling call or put options or other derivatives, or entering into other transactions that have the effect of hedging the economic value of any of their beneficial ownership of our shares.
Pursuant to the Company’s Securities Trading Policy, we also prohibit directors, executive officers, and senior management from purchasing Common Stock on margin or otherwise pledging Common Stock as collateral for a loan.
We prohibit hedging and pledging by our directors, executive officers, and senior management because they have the greatest ability to influence the direction of the Company and have a proportionally higher equity ownership than other employees generally. Accordingly, we expect our directors, executive officers, and senior management to bear the risks and rewards of stock ownership. We believe prohibiting hedging and pledging of Company securities by our directors, executive officers, and senior management is an important governance matter because it promotes alignment with our stockholders.
Clawback
Equity and AIP awards made to executives, including our NEOs, under the SLM Corporation 2021 Omnibus Incentive Plan (the “2021 Plan”) as well as the SLM Corporation 2012 Omnibus Incentive Plan (the “Predecessor Plan”) contain clawback provisions in the event of a material misstatement of our financial results and certain other events. In addition, we maintain an Incentive Compensation Adjustment Standard (the “Adjustment Standard”) and a Financial Restatement Compensation Recovery Policy (the “Clawback Policy”), which provide for the Compensation Committee’s authority and responsibilities to review and adjust, as applicable, employee cash- and/or equity-based incentive compensation and severance payments or benefits paid under our severance plans (as described below), including reducing, eliminating, and/or clawing back cash- and/or equity-based incentive compensation or severance.
Under the Adjustment Standard, in the event (i) any employee engages in any act or omission that constitutes Misconduct and/or Excessive Risk-based Performance (as such terms are defined in the Adjustment Standard) or (ii) the Company is required to restate its financial statements due to the employee’s gross negligence, intentional misconduct, or fraud, the Compensation Committee (or, with respect to the CEO, the Board of Directors) has the discretion to require a reduction, forfeiture, recoupment, or clawback of any cash- and/or equity-based incentive compensation or severance payments or benefits.
Under the Clawback Policy, in the event of a financial restatement, our Compensation Committee (or, with respect to the CEO, the Board of Directors), will recover the amount of incentive-based compensation received by our executive officers that exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the Board of Directors determines the financial measure contains a material error (regardless of any fault of the executive officer for the accounting errors or other actions leading to a financial restatement). The Clawback Policy is filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Tax Information: Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation for certain executive officers exceeding $1 million. The Compensation Committee continues to have the flexibility to pay non-deductible
compensation if it believes it is in the best interests of the Company.

52	SLM CORPORATION

Compensation Committee Report

We have reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors its inclusion herein and its incorporation by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Compensation Committee

Mark Lavelle, Chair

Mary Carter Warren Franke

Christopher T. Leech

Ted Manvitz

2025 PROXY STATEMENT	53

Summary Compensation Table

The table below summarizes compensation paid or awarded to or earned by each of the NEOs for the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Jonathan W. Witter Chief Executive Officer	2024	1,100,000		7,602,499		3,052,500		49,849	11,804,848
	2023	1,100,000	—	5,789,457	—	2,475,000	—	35,028	9,399,485
	2022	1,076,923	—	5,373,654	—	1,320,000	—	38,559	7,809,136

Peter M. Graham(5) Executive Vice President, Chief Financial Officer and Treasurer	2024	580,000		1,352,664		1,392,000		7,277	3,331,941
	2023	156,154	460,000	849,991	—	290,000	—	0	1,756,145

Kerri A. Palmer Executive Vice President and Chief Operational Officer and President of Sallie Mae Bank	2024	566,500		1,043,973		1,572,038		48,443	3,230,954
	2023	566,500	—	2,265,984	—	1,147,162	—	35,916	4,015,562
	2022	563,962	—	752,314	—	920,563	—	29,450	2,266,289

Donna F. Vieira Executive Vice President and Chief Commercial Officer	2024	535,545		1,005,777		1,238,448		42,250	2,822,020
	2023	506,844	—	999,411	—	956,330	—	33,482	2,496,067
	2022	487,058	—	913,505	—	672,719	—	25,000	2,098,282

Nicolas Jafarieh(6) Executive Vice President and Chief Legal, Government Affairs, and Communications Officer	2024	504,000		988,698		1,008,000		38,644	2,539,342
	2023	480,000	—	1,007,983	—	709,800	—	1,477	2,199,260

(1)

Consists of (i) the PSUs granted to NEOs in 2024, 2023, and 2022; (ii) the NEOs’ 2024, 2023, and 2022 long-term incentive awards in the form of RSUs; and (iii) in Mr. Graham’s case for 2023, the RSUs granted pursuant to his commencement of employment as Chief Financial Officer. The amounts shown are the grant date fair values of the RSUs and the PSUs and in each case are computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 14—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s 2024 Form 10-K. The number of shares of Common Stock to be awarded pursuant to the PSUs granted to the NEOs in fiscal year 2024 assuming the maximum level of performance conditions will be achieved is 443,424 for Mr. Witter, 66,258 for Mr. Graham, 51,138 for Ms. Palmer, 49,266 for Ms. Vieira, and 48,430 for Mr. Jafarieh.

(2)	Represents the AIP awards paid in cash to the NEOs with respect to performance in 2024, 2023, and 2022.

(3)

The Company terminated its tax-qualified pension plan and nonqualified supplemental pension plan in 2011. The Company does not pay any above-market earnings on nonqualified deferred compensation plans.

(4)	For 2024, the components of “All Other Compensation” are as follows:

Name	Employer Contributions to Defined Contribution Plans ($)(a)	Executive Physical ($)	Total ($)

Jonathan W. Witter	49,750	99	49,849

Peter M. Graham	7,277	—	7,277

Kerri A. Palmer	43,993	4,450	48,443

Donna F. Vieira	42,250	—	42,250

Nicolas Jafarieh	34,194	4,450	38,644

54	SLM CORPORATION

SUMMARY COMPENSATION TABLE

(a)

Amounts credited to the Company’s tax-qualified and nonqualified defined contribution plans. The combination of both plans provides participants with an employer contribution of up to five percent of the sum of base salary plus AIP Award up to $845,000 of total eligible plan compensation. For information regarding amounts credited in respect of nonqualified defined contribution plans, see “Nonqualified Deferred Compensation for Fiscal Year 2024—Supplemental 401(k) Savings Plan” on page 61.

(5)

Mr. Graham commenced his employment with the Company as Executive Vice President on September 18, 2023. He commenced serving as Chief Financial Officer on October 27, 2023. Accordingly, no information is displayed for 2022.

(6)	Mr. Jafarieh became an NEO in fiscal year 2023. Accordingly, no information is displayed for 2022.

2025 PROXY STATEMENT	55

2024 Grants of Plan-Based Awards Table

The following table provides information regarding all plan-based awards attributable to 2024 performance, including all annual performance bonuses under the 2024 AIP (which were determined and paid in early 2025), and with respect to the 2024 LTIP awards granted on February 16, 2024: (i) three-year, annual time-vesting RSU awards; and (ii) three-year PSUs that cliff vest based on relative TSR, with a one-year holding period following the vesting date. The awards listed in this table were granted under the 2021 Plan and are described in more detail under “Compensation Discussion and Analysis.”

Name	Award Type(1)		Grant Date	Date of Board or Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
					Thresh old ($)	Target ($)	Maximum ($)	Thresh old (#)	Target (#)	Maximum (#)

Jonathan W. Witter	2024 LTIP RSU		2/16/24	2/14/24							143,706			2,899,987
	2024 LTIP PSU		2/16/24	2/14/24				—	221,712	443,424				4,702,512
	2024 AIP	(3)	2/13/24	2/13/24	—	1,650,000	3,300,000

Peter M. Graham	2024 LTIP RSU		2/16/24	2/13/24							32,210			649,998
	2024 LTIP PSU		2/16/24	2/13/24				—	33,129	66,258				702,666
	2024 AIP	(3)	2/13/24	2/13/24	—	870,000	1,740,000

Kerri A. Palmer	2024 LTIP RSU		2/16/24	2/13/24							24,859			501,655
	2024 LTIP PSU		2/16/24	2/13/24				—	25,569	51,138				542,318
	2024 AIP	(3)	2/13/24	2/13/24	—	849,750	1,699,500

Donna F. Vieira	2024 LTIP RSU		2/16/24	2/13/24							23,950			483,311
	2024 LTIP PSU		2/16/24	2/13/24				—	24,633	49,266				522,466
	2024 AIP	(3)	2/13/24	2/13/24	—	669,431	1,338,862

Nicolas Jafarieh	2024 LTIP RSU		2/16/24	2/13/24							23,543			475,098
	2024 LTIP PSU		2/16/24	2/13/24				—	24,215	48,430				513,600
	2024 AIP	(3)	2/13/24	2/13/24	—	630,000	1,260,000

(1)	RSU and PSU awards are eligible to accrue dividends as DEUs, which vest on the same schedule as the underlying grant.

(2)

The grant date fair value of the RSU awards is determined by multiplying the original number of RSUs granted by the closing price of the Company’s Common Stock on the grant date. The Company did not issue fractional RSUs to account for the number between the grant date fair value and the amount approved by the Compensation Committee. No discounts have been applied to reflect the delayed vesting of these awards. The PSU fair value is determined by using a 20 day trading average leading up to the grant date to determine a target number of awards granted, multiplied by the fair value as determined under ASC Topic 718.

(3)

For each NEO, the “Target” and “Maximum” amounts set forth in this row in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column constitute each NEO’s respective target AIP Award and maximum AIP Award, potentially payable in cash under the 2024 AIP. 2024 AIP amounts were awarded in cash on February 28, 2025, and the actual amounts awarded are reported in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table.

56	SLM CORPORATION

Outstanding Equity Awards at 2024 Fiscal Year-End Table

The table below sets forth information regarding Company options and stock awards of the NEOs that were outstanding as of December 31, 2024.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(5)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1),(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

Jonathan W. Witter	441,501	—	17.6500	2/5/31	—	—

	—	—	—	—	887,753	24,484,228

Peter M. Graham	—	—	—	—	—	—

	—	—	—	—	110,915	3,059,036

Kerri A. Palmer(2)	77,262	—	17.6500	2/5/31	—	—

	—	—	—	—	193,863	5,346,742

Donna F. Vieira	77,262	—	17.6500	2/5/31	—	—

	—	—	—	—	136,946	3,776,971

Nicolas Jafarieh	71,743	—	17.6500	2/5/31	—	—

	—	—	—	—	134,242	3,702,394

(1)	The vesting dates of the NEOs’ unvested RSU awards and any underlying DEUs that were outstanding as of December 31, 2024 are:

Name	Grant Date	# of RSUs Underlying Award	# of RSUs Vesting - Vesting Date 2025	# of RSUs Vesting - Vesting Date 2026	# of RSUs Vesting - Vesting Date 2027

Jonathan W. Witter	2/18/2022	44,869	44,869

	2/17/2023	139,194	69,597	69,597

	2/16/2024	146,690	48,896	48,896	48,898

Peter M. Graham	10/30/2023	44,219	22,109	22,110

	2/16/2024	32,879	10,958	10,960	10,961

Kerri A. Palmer(2)	2/18/2022	6,283	6,283

	2/17/2023	88,531	44,265	44,266

	2/16/2024	25,375	8,458	8,459	8,458

Donna F. Vieira	2/18/2022	7,628	7,628

	2/17/2023	24,029	12,015	12,014

	2/16/2024	23,433	7,811	7,811	7,811

Nicolas Jafarieh	2/18/2022	6,821	6,821

	2/17/2023	24,235	12,118	12,117

	2/16/2024	24,032	8,009	8,011	8,012

2025 PROXY STATEMENT	57

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END TABLE

(2)	Ms. Palmer received two RSU awards on February 17, 2023 that each vest in one-third increments over a three-year period.

(3)

The vesting dates of the NEOs’ unvested PSU awards (as measured at target) and any underlying DEUs that were outstanding as of December 31, 2024 contingent upon the achievement of the performance goals at target are:

Name	Grant Date	# of PSUs Underlying Award (At Target)	# of PSUs Vesting - Vesting Date 2025	# of PSUs Vesting - Vesting Date 2026	# of PSUs Vesting - Vesting Date 2027

Jonathan W. Witter	2/18/2022	141,972	141,972

	2/17/2023	188,713		188,713

	2/16/2024	226,315			226,315

Peter M. Graham	2/16/2024	33,817	—	—	33,817

Kerri A. Palmer	2/18/2022	19,876	19,876

	2/17/2023	27,698		27,698

	2/16/2024	26,100			26,100

Donna F. Vieira	2/18/2022	24,135	24,135

	2/17/2023	32,577		32,577

	2/16/2024	25,144			25,144

Nicolas Jafarieh	2/18/2022	21,580	21,580

	2/17/2023	32,856		32,856

	2/16/2024	24,718			24,718

(4)	Market value of shares or units is calculated based on the closing price of the Company’s Common Stock on December 31, 2024 of $27.58.

(5)

The vesting dates of the NEOs’ unvested premium priced stock options with an exercise price set at a 15 percent premium above the closing price of the Company’s Common Stock on the date of grant that were outstanding as of December 31, 2024 are:

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(6)	# of Options Vesting - Vesting Date 2025	# of Options Vesting - Vesting Date 2026	# of Options Vesting - Vesting Date 2027

Jonathan W. Witter	02/05/2021	441,501	—	—	—

Peter M. Graham	—	—	—	—	—

Kerri A. Palmer	02/05/2021	77,262	—	—	—

Donna F. Vieira	02/05/2021	77,262	—	—	—

Nicolas Jafarieh	02/05/2021	71,743	—	—	—

(6)	100% of the options in this table vested on February 5, 2024.

58	SLM CORPORATION

Option Exercises and Stock Vested in 2024

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Jonathan W. Witter	—	—	264,820	5,247,858

Peter M. Graham	—	—	22,005	496,433

Kerri A. Palmer	—	—	76,235	1,521,598

Donna F. Vieira	—	—	46,973	938,696

Nicolas Jafarieh	—	—	43,362	859,426

(1)	The value realized on vesting is the number of shares vested, including any accrued DEUs where applicable, multiplied by the closing market price of the Company’s Common Stock on the vesting date.

2025 PROXY STATEMENT	59

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2024 relating to equity compensation plans or arrangements pursuant to which options, restricted stock, RSUs, PSUs, stock units, or other rights to acquire shares may be granted from time to time.

Name	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Average remaining life (years) of options outstanding	Number of securities remaining available for future issuance under equity compensation plans	Types of awards issuable(1)

Equity compensation plans approved by security holders:					NQ, ISO, PSU, SAR, RES, RSU, ST

SLM Corporation 2021 Omnibus Incentive Plan
Traditional options	67,306	$16.73	7.3
Net-settled options	—	—	—
RSUs/RES/PSUs	4,508,871	—	—
Total	4,576,177	16.73	7.3	14,013,559	NQ, ISO, PSU, SAR, RES, RSU, ST

Employee Stock Purchase Plan(2)	—	—	—	13,727,133	Common Stock purchase right

Expired Plans(3)					NQ, ISO, PSU, SAR, RES, RSU, ST
Traditional options	933,223	$17.65	6.1
Net-settled options	—	—	—
RSUs/RES/PSUs	—	—	—
Total	933,223	17.65	6.1	—

Total approved by security holders	5,509,400	17.59	6.2	27,740,692

Equity compensation plans not approved by security holders:
Compensation arrangements	—	—	—	—

Total not approved by security holders	—	—	—	—

Total	5,509,400	$17.59	6.2	27,740,692

(1)

NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), PSU (Performance Stock Unit), SAR (Stock Appreciation Rights), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Awards), and Common Stock purchase right.

(2)	Number of shares available for issuance under the Employee Stock Purchase Plan (ESPP) as of December 31, 2024. The ESPP was amended and restated on June 25, 2014 and further amended on June 25, 2015.

(3)	The expired plan with outstanding equity awards is the SLM Corporation 2012 Omnibus Incentive Plan, otherwise defined as the “Predecessor Plan”.

60	SLM CORPORATION

Nonqualified Deferred Compensation for Fiscal Year 2024

Deferred Compensation Plan for Key Employees

Under the Sallie Mae Deferred Compensation Plan for Key Employees (“DC Plan”), eligible employees may elect to defer up to 100 percent of their AIP Award and up to 85 percent of their base salary. Amounts deferred by plan participants are credited to record-keeping accounts, and participants are general creditors of the Company with regard to their accounts.

We make contributions to the DC Plan only if, and to the extent that, a participant’s deferral under this plan reduces the contribution that would have been made under our tax-qualified defined contribution plan. Participants’ accounts are credited with earnings based on the investment performance of underlying investment funds, as selected by participants. Earnings credited do not constitute “above-market” earnings as defined by the SEC. Earnings are credited daily.

Participants elect the time and form of payment of their accounts. Accounts may be distributed either in a lump sum or annual installments. Accounts may also be paid while a participant is “in service” on a pre-specified date, provided the distribution date is at least two years after the date of the last deferral.

No such contributions under the DC Plan were made for any NEO for 2024. The table below under “Supplemental 401(k) Savings Plan” provides information about the nonqualified deferred compensation of the NEOs in 2024.

Supplemental 401(k) Savings Plan

Under the Sallie Mae Supplemental 401(k) Savings Plan (“Supplemental 401(k)”), eligible employees may elect to defer five percent of their base salary and AIP Award or up to $500,000 of total eligible pay (or a combined deferral of $845,000 in both the 401(k) and Supplemental 401(k)).

We may also make matching contributions to a participant’s account. We will match a participant’s contribution after the participant completes 12 months of service. Participants are fully vested in our matching contributions at all times. Participants may elect to have their plan accounts deemed invested in the core investment funds offered under our tax-qualified 401(k) plan, and earnings are credited to participants’ Supplemental 401(k) accounts when such amounts would have been credited under our tax-qualified 401(k) plan. Earnings credited to the participants’ accounts do not constitute “above-market” earnings as defined by the SEC.

Participants elect the time and form of payment from their accounts. Accounts are paid in cash in a lump sum or by annual installments over 10 years. A participant may request an early distribution if the participant experiences a substantial, unforeseen financial hardship (as defined in the plan).

Name	Plan Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Jonathan W. Witter	Supplemental 401(k)	25,000	25,000	54,916	—	289,899

Peter M. Graham	Not Applicable	—	—	—	—	—

Kerri A. Palmer	Supplemental 401(k)	25,000	25,000	16,173	—	176,152

Donna F. Vieira	Supplemental 401(k)	25,000	25,000	24,754	—	295,853

Nicolas Jafarieh	Supplemental 401(k)	25,000	25,000	9,998	—	59,998

(1)	Company Contributions listed here are included under the heading “Employer Contributions to Defined Contribution Plans” in Footnote 4 to the Summary Compensation Table.

2025 PROXY STATEMENT	61

Arrangements with Named Executive Officers

Amended and Restated Executive Severance Plan

Under the Amended and Restated Executive Severance Plan for Senior Officers, effective as of June 18, 2024 (the “Amended and Restated Severance Plan”), any employee of the Company and/or the Bank with a position at the level of Vice President or higher (including our NEOs) (each, an “Eligible Officer”) is eligible to receive severance payments and benefits in connection with the occurrence of the following events (in each case as defined in the Amended and Restated Severance Plan) (each, a “Qualifying Termination”): (i) a Termination of Employment Without Cause; (ii) a Termination of Employment For Good Reason; and (iii) a Termination of Employment By Job Abolishment. Subject to an Eligible Officer’s execution and nonrevocation of a customary release of claims and agreeing to certain restrictive covenants, an Eligible Officer who experiences a Qualifying Termination will receive the following severance payments and benefits: (a) an amount, in a lump sum payment, equal to (i) the applicable Multiplier (as described below), multiplied by (ii) the sum of (x) the Eligible Officer’s annual base salary and (y) the Eligible Officer’s target AIP Award opportunity for the year of termination (the “Severance Payment”); (b) outplacement services; and (c) COBRA continuation coverage subsidized by the Company for a specified period. For purposes of the Amended and Restated Severance Plan, the “Multiplier” is determined based on the Eligible Officer’s level as follows: (i) for the CEO, two (2); (ii) for an Eligible Officer with a title higher than Executive Vice President (such as Senior Executive Vice President or Vice Chairman) but not including the CEO, one and one half (1.5); (iii) for Executive Vice Presidents and Senior Vice Presidents, one (1); and (iv) for Vice Presidents, zero and three quarters (0.75). The Severance Payment will be subject to reduction in the event there is a risk element by which the Company determines the Severance Payment must be reduced, regardless of whether the Eligible Officer was involved in the risk element. Subject to an Eligible Officer’s estate’s execution and nonrevocation of a customary release of claims, an Eligible Officer who experiences a termination of employment on account of death will receive an amount equal to the applicable Multiplier multiplied by the Eligible Officer’s annual base salary.

Effective as of December 31, 2024, each of our NEOs is eligible to receive severance under our Amended and Restated Severance Plan upon a Qualifying Termination.

Amended and Restated Change in Control Severance Plan

On June 18, 2024, the Board of Directors approved and adopted the Amended and Restated Change in Control Severance Plan for Senior Officers (the “Amended and Restated Change in Control Severance Plan”), effective as of June 18, 2024.

Under the Amended and Restated Change in Control Severance Plan, any employee of the Company and its subsidiaries with a position at the level of Senior Vice President or above (including our NEOs) (each, a “CIC Plan Eligible Officer”) is eligible to receive severance payments and benefits in connection with the following termination events occurring within the six months preceding or the 24 months following a Change in Control of the Company (as defined in the Amended and Restated Change in Control Severance Plan): (i) a Termination of Employment Without Cause; and (ii) a Termination of Employment For Good Reason. Subject to a CIC Plan Eligible Officer’s execution and nonrevocation of a customary release of claims and agreeing to certain restrictive covenants, a CIC Plan Eligible Officer who experiences such termination will receive the following severance payments and benefits:

•

an amount, in a lump sum payment, equal to (i) the applicable multiplier set forth in the Amended and Restated Change in Control Severance Plan, which is determined based on the CIC Plan Eligible Officer’s level (2.5 for CEO, 2.0 for any CIC Plan Eligible Officer with a title higher than Senior Vice President (other than the CEO), and 1.5 for Senior Vice President), multiplied by (ii) the sum of (x) the CIC Plan Eligible Officer’s Base Salary and (y) the CIC Plan Eligible Officer’s Target Bonus Opportunity (in each case as defined in the Amended and Restated Change in Control Severance Plan). For purposes of the Company’s current NEOs, the multiplier is 2.5 for Mr. Witter, and 2.0 for each of Mr. Graham, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh;

•	outplacement services; and

•

if the CIC Plan Eligible Officer properly elects COBRA, the Company will subsidize a portion of the total cost of the CIC Plan Eligible Officer’s health insurance premiums for a specified period as provided in the Amended and Restated Change in Control Severance Plan.

Any outstanding and unvested equity awards held by a CIC Plan Eligible Officer upon a Change in Control will generally continue under the terms and conditions applicable to such grants; provided, however, in certain circumstances, if the Surviving Corporation (as defined in the Amended and Restated Change in Control Severance Plan) does not adopt and assume a CIC Plan Eligible Officer’s equity awards, all equity awards held by such CIC Plan Eligible Officer will vest and (if applicable) become exercisable, with any performance conditions measured at the greater of (1) 100% target level set forth in the vesting schedule therein, or (2) the actual level of performance as set forth in the applicable award agreement, as determined by the Compensation Committee as of the most recent practicable date prior to such Change in Control.

62	SLM CORPORATION

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Offer Letter with Mr. Graham

On August 25, 2023, the Company and Mr. Graham entered into a letter agreement (the “Graham Offer Letter”) in connection with his commencement of employment as Executive Vice President on September 18, 2023 and commencement as the Company’s Chief Financial Officer on October 27, 2023. Pursuant to the Graham Offer Letter, Mr. Graham’s annual base salary was established at $580,000 and he was eligible to receive a pro-rated 2023 target AIP Award set at 150 percent of his base salary and participate in the Company’s compensation and benefit plans. In addition, Mr. Graham received a one-time cash sign-on bonus of $460,000 and an equity grant of $850,000 in the form of RSUs subject to the terms and vesting conditions of the Company’s 2023 LTIP.

Offer Letter with Ms. Palmer

On January 7, 2021, the Company and Ms. Palmer entered into a letter agreement (the “Palmer Offer Letter”) in connection with her commencement of employment as the Company’s Chief Risk and Compliance Officer on January 19, 2021. Pursuant to the Palmer Offer Letter, Ms. Palmer’s annual base salary was established at $550,000 and she was eligible to receive a target AIP Award set at 125 percent of her base salary and participate in the Company’s compensation and benefit plans. In addition, Ms. Palmer received a $700,000 equity grant in February 2021, subject to the terms and vesting conditions of the Company’s 2021 LTIP. Also, starting in 2022, Ms. Palmer was eligible to receive an equity grant based on the full year target level reward for her position, which was $550,000.

2025 PROXY STATEMENT	63

Potential Payments Upon Termination or Change in Control

The table below reflects the amount of compensation that would have been payable to each NEO as of December 31, 2024, if such individual’s employment had terminated on that date, given the individual’s compensation and service levels as of December 31, 2024. The values reported in the table below with respect to equity vesting are based on the Company’s closing stock price on December 31, 2024 of $27.58 per share.

The following severance arrangements were effective for each NEO on December 31, 2024: (i) the Amended and Restated Executive Severance Plan; (ii) the Amended and Restated Change in Control Severance Plan; and (iii) equity acceleration and settlement provisions contained in awards issued pursuant to the 2021 Plan and predecessor equity plans.

64	SLM CORPORATION

Potential Payments Upon Termination or Change in Control Table

	Change in Control without Termination(1) ($)	Change in Control with Termination without Cause or for Good Reason(4) ($)	Termination by the Company without Cause or by the Executive for Good Reason(5) ($)	Termination by the Company with Cause(7) ($)	Termination by the Executive upon Retirement(8) ($)		Termination by Death or Disability(9) ($)
Jonathan W. Witter
Cash		$6,875,000	$5,500,000				$3,850,000
Equity
RSUs(2)		$9,122,168	$9,122,168				$9,122,168
PSUs(3)		$15,362,060	$15,362,060				$15,362,060
Medical Insurance		$59,200	$47,360
Outplacement Services(6)			$15,000
Total		$31,418,428	$30,046,588				$28,334,228
Peter M. Graham
Cash		$2,900,000	$1,450,000				$1,450,000
Equity
RSUs(2)		$2,126,363	$2,126,363				$2,126,363
PSUs(3)		$932,673	$932,673				$932,673
Medical Insurance		$38,004	$19,002
Outplacement Services(6)			$15,000
Total		$5,997,040	$4,543,038				$4,509,036
Kerri A. Palmer
Cash		$2,832,500	$1,416,250				$1,416,250
Equity
RSUs(2)		$3,314,813	$3,314,813				$3,314,813
PSUs(3)		$2,031,929	2,031,929				$2,031,929
Medical Insurance		$31,234	15,617
Outplacement Services(6)			$15,000
Total		$8,210,476	$6,793,609				$6,762,992
Donna F. Vieira
Cash		$2,409,954	$1,204,977		$669,432	(10)	$1,204,977
Equity
RSUs(2)		$1,519,382	$1,519,382		$1,309,002		$1,519,382
PSUs(3)		$2,257,589	$2,257,589		$1,591,945		$2,257,589
Medical Insurance		$47,360	$23,680
Outplacement Services(6)			$15,000
Total		$6,234,285	$5,020,628		$3,570,379		$4,981,948
Nicolas Jafarieh
Cash		$2,268,000	$1,134,000				$1,134,000
Equity
RSUs(2)		$1,519,327	$1,519,327				$1,519,327
PSUs(3)		$2,183,067	$2,183,067				$2,183,067
Medical Insurance		$47,360	$23,680
Outplacement Services(6)			$15,000
Total		$6,017,754	$4,875,074				$4,836,394

2025 PROXY STATEMENT	65

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

(1)	For Equity Vesting—Assumes all equity awards are assumed by the surviving/acquiring company in a change in control.

(2)

For Equity Vesting pertaining to a change in control with termination without cause or for good reason—Amounts shown are the value of RSU awards (including all DEUs) that would vest for each individual on December 31, 2024, based on the closing market price of the Company’s Common Stock on that date of $27.58. Assumes such RSUs are not assumed by the acquiring or surviving entity in a change of control. For Equity Vesting pertaining to a termination by the Company without cause or by the executive for good reason—Upon termination, these awards generally continue to vest based on their original vesting terms. For Equity Vesting pertaining to termination by death or disability, see footnote 9 below for additional information.

(3)

For PSUs, Company performance is calculated at target for the purposes of this calculation. Upon a change in control with termination without cause or for good reason, such PSUs not previously vested shall vest immediately. Upon a termination by the Company without cause or by the executive for good reason, such PSUs generally continue to vest based on their original vesting terms. For Equity Vesting pertaining to termination by death or disability, see footnote 9 below for additional information.

(4)

In the instance of a change in control with termination without cause or for good reason, medical insurance consists of the Company’s estimated portion of the cost of health care benefits for 24 months for Mr. Graham, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh. In the case of Mr. Witter, benefits will be provided for 30 months.

(5)

In the instance of a termination by the Company without cause or by the executive for good reason, medical insurance consists of the Company’s estimated portion of the cost of health care benefits for 12 months for Mr. Graham, Ms. Palmer, Ms. Vieira, and Mr. Jafarieh. In the case of Mr. Witter, benefits will be provided for 24 months.

(6)	In the instance of a termination by the Company without cause or by the executive for good reason, $15,000 of outplacement services will be provided.

(7)	For Equity Vesting—Vested and unvested equity awards forfeit upon a termination for cause (as defined in the Predecessor Plan and the 2021 Plan).

(8)

For Equity Vesting—as of December 31, 2024 employees were considered retirement eligible (i) for treatment of outstanding equity awards granted on or after January 20, 2023, at age 55 or more, with 65 or more years of combined age and years of service with the Company or its subsidiaries and (ii) for treatment of outstanding equity awards granted prior to January 20, 2023, at age 55 or more, with 70 or more years of combined age and years of service with the Company or its subsidiaries. Upon eligible retirement, these awards generally continue to vest based on their original terms. As of December 31, 2024, none of the NEOs were retirement eligible, except for Ms. Vieira. As a result, only awards granted to Ms. Vieira in 2023 and 2024 are eligible for vesting in the event of retirement.

(9)

For Equity Vesting—Unvested equity awards accelerate upon termination by death or disability (as defined in the 2021 Plan or the Predecessor Plan, as applicable). Amounts shown are the value of RSU awards that would vest for each individual on December 31, 2024, based on the closing market price of the Company’s Common Stock on that date of $27.58.

(10)	Pursuant to the retirement provision under the 2024 AIP, the cash payment for Ms. Vieira is calculated at target for the purposes of this calculation.

66	SLM CORPORATION

2024 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2024:

•  the annual total compensation of the median employee excluding our CEO (the “Median Employee”) was $102,523;

•  the annual total compensation of our CEO was $11,804,848; and

•  the ratio of these two amounts was 115 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the Median Employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including those within our peer groups and industry.

Methodology for Identifying our Median Employee

Pursuant to the SEC rules, a company must identify its Median Employee once every three years, unless there has been a change in its employee population or employee compensation arrangements such that the company reasonably believes the change would result in a significant change in the CEO pay ratio.

Employee Population

To identify the median employee, we first identified our total employee population excluding our CEO and determined that, as of December 31, 2024, our employee population consisted of approximately 1,700 full-time, part-time, seasonal, and temporary employees.

We selected December 31 as the measurement date, which is within the last three months of the year, as the date upon which we would identify the Median Employee because we wanted to measure the Median Employee’s compensation on the same date our CEO’s pay is calculated.

Determining our Median Employee

We use base pay and bonus (base pay included all wages paid during the year, plus any equivalent paid time off, including leave pay, military pay, volunteer pay, and holiday pay, and the bonus calculation included any performance-based incentive payment) as the consistently applied compensation measure (the “CACM”) to identify our Median Employee from our total employee population and did not make any cost-of-living adjustments in identifying our Median Employee. After a detailed review, we determined the Median Employee referred to in the 2024 proxy statement had a material change in compensation due to a change in role. As a result, we identified a new Median Employee for this year’s CEO pay ratio analysis.

Our Median Employee

Using the methodologies described above, including the CACM, we determined that our Median Employee was a full-time, salaried employee located in the United States who provides support in our commercial business.

Determination of Annual Total Compensation of our Median Employee and our CEO

Once we identified our Median Employee, we then calculated such employee’s annual total compensation for 2024 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2024 (as set forth in the 2024 Summary Compensation Table on page 54 of this proxy statement), adjusted to include the cost to the Company in 2024 of specified employee benefits that are provided on a nondiscriminatory basis, including employee assistance benefits (including tuition reimbursements and participation in a medical and wellness assistance program).

Our CEO’s annual total compensation for 2024 for purposes of the CEO Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2024 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our Median Employee.

2025 PROXY STATEMENT	67

Pay Versus Performance
The following table shows the total compensation for our NEOs for the past five fiscal years as set forth in the Summary Compensation Table in this proxy statement and the prior year’s proxy statement, the “compensation actually paid” to our CEOs (Raymond J. Quinlan through April 20, 2020, identified below as “CEO 1”, and Mr. Witter for the remainder of 2020 to present, identified below as “CEO 2”), and on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, our peer group TSR consisting of the S&P Supercomposite Consumer Finance
Sub-Industry
Index, our net income, and our Company-Selected Measure, relative TSR against a defined group of peers.

							Value of Initial Fixed $100 Investment Based on:

Fiscal Year (a)	SCT for CEO 1 (b) (1)	CAP to CEO 1 (c) (2)	SCT for CEO 2 (d) (3)	CAP to CEO 2 (e) (2)	Average SCT for other NEOs (f) (4)	Average CAP to Other NEOs (g) (2)	TSR (h) (5)	Peer Group TSR (i) (5)	Net Income ($ in mil- lions) (j)	Company- Selected Measure: Relative TSR (k) (6)
2024	$0	$0	$11,804,848	$25,241,063	$2,981,064	$4,947,273	$341.99	$215.18	$608.33	85th percentile
2023	$0	$0	$9,399,485	$14,463,384	$2,649,478	$3,539,537	$232.22	$142.50	$581.4	72nd percentile
2022	$0	$0	$7,809,136	$3,242,518	$2,144,103	$1,683,781	$195.73	$110.91	$469.0	43rd percentile
2021	$0	$0	$7,047,062	$19,612,482	$2,067,229	$2,891,752	$226.14	$137.67	$1,160.5	89th percentile
2020	$9,819,626	$13,432,081	$11,106,257	$18,521,966	$1,993,290	$2,430,458	$140.90	$100.83	$880.7	98th percentile

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Quinlan (our CEO until April 20, 2020) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table as set forth on page 52 of our proxy statement filed with the SEC on April 22, 2021.

(2)
The dollar amounts reported in columns (c), (e), and (g) represent the amount of “compensation actually paid” (otherwise known as CAP), adjusted as follows in the table below, as determined in accordance with SEC rules. None of the equity awards held by our NEOs were forfeited during the preceding five years; therefore, no amounts are reported for forfeited awards. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan, so no adjustment for pension benefits is included in the table below. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. Similarly, no adjustment is made for dividends because the amount associated with such dividends are reflected in the fair value of the award for the covered fiscal year. The reconciliation from the Summary Compensation Table to CAP for fiscal year 2020 through fiscal year 2022 can be found in the proxy statement filed with the SEC on April 27, 2023. The reconciliation from the Summary Compensation Table to CAP for fiscal year 2023 can be found in the proxy statement filed with the SEC on April 26, 2024. The reconciliation from the Summary Compensation Table to CAP for fiscal year 2024 is summarized in the table below.

Fiscal Year	Executives	SCT (a)	(Minus) Grant Date Fair Value of New Awards (b)	Plus Year End Fair Value of New Awards (i)	Plus Change in Fair Value of Prior Awards (ii)	Plus Change in Fair Value of Vested Awards Granted in Prior Fiscal Years (iii)	Plus Fair Value of Vested Awards Granted and Vested in Current Fiscal Year (iv)	Plus Fair Value at Start of Fiscal Year of Awards That Failed to Meet Vesting Conditions (v)	Plus Value of Dividends Paid on Equity Awards not reflected in Fair Value (vi)	Equals CAP (c)

2024	CEO 2	$11,804,848	($7,602,499)	$11,463,520	$8,266,317	$1,308,878	$0	$0	$0	$25,241,063

2024	Other NEOs	$2,981,064	($1,097,778)	$1,634,484	$1,233,822	$195,681	$0	$0	$0	$4,947,273

(a)	The dollar amounts reported in the Summary Compensation Table for the applicable year.

(b)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

68	SLM CORPORATION

PAY VERSUS PERFORMANCE

The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following:

(i)	the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

(ii)
the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(iii)	for awards that are granted in prior years and vest in the applicable year, the change in the fair value as of the vesting date from the beginning of the applicable year;

(iv)	the vesting date fair value of any equity awards that are granted and vest in the applicable year;

(v)	awards that fail to meet vesting conditions during the fiscal year and are no longer outstanding; and

(vi)	value of dividends not otherwise captured in the calculation of each Fair Value used to calculate CAP.

While the equity awards disclosed in the Summary Compensation Table are based on the grant date fair values computed in accordance with FASB ASC Topic 718, the equity award values disclosed pursuant to CAP in the table above are calculated in the following manner:

•
The stock prices used to calculate the figures in columns (i) and (ii) in the above table are as follows: $19.12 on December 31, 2023 and $27.58 on December 31, 2024. The stock prices used to calculate the figures in column (iii) in the above table are based on the closing prices on the vesting dates of the applicable awards.

•	The valuation assumptions and processes used to recalculate fair values did not materially differ from those disclosed at the time of grant.

(c)	“Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules.

(3)
The dollar amounts reported in column (d) are the amounts of total compensation reported for Mr. Witter (our CEO from April 20, 2020 to present) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table as set forth on page 54 of this proxy statement, on page 53 of the prior year’s proxy statement, and on page 52 of the proxy statement filed with the SEC on April 27, 2023.

(4)
The dollar amounts reported in column (f) are the average amounts of total compensation reported for the other Named Executive Officers for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the Summary Compensation Table as set forth on page 54 of this proxy statement, on page 53 of the prior year’s proxy statement, and on page 52 of the proxy statement filed with the SEC on April 27, 2023. For each of 2020, 2021, 2022, 2023, and 2024, the other NEOs were:

2024	Peter M. Graham, Kerri A. Palmer, Donna F. Vieira, Nicolas Jafarieh

2023	Peter M. Graham, Kerri A. Palmer, Donna F. Vieira, Nicolas Jafarieh, Steven J. McGarry

2022	Steven J. McGarry, Kerri A. Palmer, Donna F. Vieira, Daniel P. Kennedy

2021	Steven J. McGarry, Kerri A. Palmer, Donna F. Vieira, Daniel P. Kennedy

2020	Steven J. McGarry, Paul F. Thome, Donna F. Vieira, Daniel P. Kennedy

(5)
TSR is determined based on the value of an initial fixed investment of $100. The TSR peer group consists of the S&P Supercomposite Consumer Finance Sub-Industry Index, which is used for our Stock Performance presentation set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024.

(6)
Our Company-Selected Measure is Relative TSR consistent with the peer group used in the PSU metric under our annual Long-Term Incentive Program. For illustrative purposes, calculations within this column are based on
1-year
measurements (as opposed to the
3-year
relative TSR performance period regarding the Company’s PSUs). For purposes of relative TSR, the peer group used in the PSU metric under our annual Long-Term Incentive Program consists of: (i) the S&P Supercomposite Consumer Finance Sub-Industry Index and (ii) the S&P 400 Regional Bank
Sub-Industry
Index.

2025 PROXY STATEMENT	69

PAY VERSUS PERFORMANCE

Relationship Between “Compensation Actually Paid” and Performance Measures
The following graphs illustrate the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in the CD&A on page 33. Specifically, a large portion of the NEOs’ compensation is reliant on TSR and as such the CEO and Other NEOs’ “compensation actually paid” each year was aligned with our TSR performance and increased when our TSR performance increased but declined when our TSR performance declined. The charts below show, for the past five years, the relationship of the Company’s TSR relative to the Company’s TSR peer group as well as the relationship between the CEO and Other NEOs’ “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Company-Selected Measure, relative TSR.
Compensation Actually Paid against Company and Peer Group TSR

Compensation Actually Paid against Net Income

Compensation Actually Paid against Relative TSR Percentile

70	SLM CORPORATION

PAY VERSUS PERFORMANCE

2024 Performance Measures
The Compensation Committee uses a mix of performance measures throughout the AIP and LTIP in order to align executive pay with Company performance. As required by S
EC rules, the performance measures identified as the most important for NEOs’ 2024 compensation decisions are listed in the table below. These performance measures are each described in more detail in the CD&A.

Most Important Performance Measures
Relative TSR
Adjusted Income Per Share
Loan Originations
Adjusted Non-interest Expenses
Net Charge-Offs

2025 PROXY STATEMENT	71

Director Compensation

Our director compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size and complexity and to align the directors’ interests with those of our stockholders. The Compensation Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board of Directors. Pursuant to the 2021 Plan, non-employee directors may not be granted, during any calendar year, equity and/or cash compensation resulting in aggregate total compensation determined on the grant date to be in excess of $750,000.

2024 Director Compensation Table

The following table provides summary information for the year ended December 31, 2024, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2),(3)		Option Awards ($)(4)	All Other Compensation ($)(5)	Total($)

Janaki Akella	82,500	144,985		—	20	227,505

R. Scott Blackley	—	247,451		—	20	247,471

Paul G. Child	55,000	—	(6)	—	10	55,010

Mary Carter Warren Franke	217,500	144,985		—	20	362,505

Marianne M. Keler	52,500	—	(7)	—	10	52,510

Mark L. Lavelle	—	249,920		—	20	249,940

Christopher T. Leech	81,250	144,985		—	20	226,255

Ted Manvitz	—	242,458		—	20	242,478

Jim Matheson	100,000	144,985		—	20	245,005

Samuel T. Ramsey	67,500	—	(8)	—	15	67,515

Vivian C. Schneck-Last	100,000	144,985		—	20	245,005

Robert S. Strong	100,000	144,985		—	20	245,005

Shannon Watkins	17,500	—	(9)	—	5	17,505

Kirsten O. Wolberg	91,250	144,985		—	20	236,255

(1)	Director fees are paid quarterly in arrears.

(2)

The non-employee directors elected to our Board of Directors at the 2024 Annual Meeting each received a restricted stock award on June 18, 2024, which vests in full upon the 2025 Annual Meeting. The grant date fair market value for each share of restricted stock granted on June 18, 2024 to directors is based on the closing market price of our stock on June 18, 2024, which was $20.51. Additional details on accounting for stock-based compensation can be found in Note 2, “Significant Accounting Policies,” and Note 14, “Stock-Based Compensation Plans and Arrangements,” of Sallie Mae’s Consolidated Financial Statements contained in the Company’s 2024 Form 10-K. Each director elected at the 2024 Annual Meeting received a total of 7,069 shares of restricted Common Stock as a result of the aforementioned awards that will vest upon the Company’s 2025 Annual Meeting if the director is still incumbent at that time. After the Company’s 2023 Annual Meeting, non-employee directors were given the option to receive shares of Common Stock in lieu of cash pertaining to the Board of Directors’ annual cash retainer and, as applicable, any retainer received for service as Board Chair, committee chair, or member of any committee of the Board of Directors. Mr. Lavelle and Mr. Manvitz each elected this option. Such grants of Common Stock in lieu of cash were awarded on March 20, 2024 and June 20, 2024, based on the closing market price of the Company’s Common Stock on those particular days, $21.11 and $20.67, respectively. After the Company’s 2024 Annual Meeting, non-employee directors were given the option to receive shares of Common Stock in lieu of cash pertaining to the Board of Directors’ annual cash retainer and, as applicable, any retainer received for service as Board Chair, committee chair, or member of any committee of the Board of Directors. Mr. Blackley, Mr. Lavelle, and Mr. Manvitz each elected this option. Such grants of Common Stock in lieu of cash were awarded on September 18, 2024 and December 18, 2024 based on the closing market price of the Company’s Common Stock on those particular days, $21.74 and $26.87, respectively.

(3)

Stock Awards outstanding as of December 31, 2024 for each director consisted of restricted stock awards (including DEUs), as follows: Janaki Akella – 7,138; R. Scott Blackley – 7,138; Paul G. Child – 0; Mary Carter Warren Franke –7,138; Marianne M. Keler – 0; Mark L. Lavelle – 7,138; Christopher T. Leech – 7,138; Ted Manvitz – 7,138; Jim Matheson – 7,138; Samuel T. Ramsey –0; Vivian C. Schneck-Last – 7,138; Robert S. Strong – 7,138; Shannon Watkins – 0; and Kirsten O. Wolberg – 7,138.

72	SLM CORPORATION

2024 DIRECTOR COMPENSATION TABLE

(4)

We did not grant any stock options to the non-employee directors during 2024. The non-employee directors’ vested and outstanding stock options are reported in the Ownership of Common Stock by Directors and Executive Officers section in this proxy statement.

(5)	Includes annual premiums paid by us to provide a life insurance benefit of $50,000.

(6)	Mr. Child did not stand for re-election to the Company’s Board at the 2024 annual meeting of stockholders, and accordingly, he did not receive a restricted stock grant on June 18, 2024.

(7)	Ms. Keler did not stand for re-election to the Company’s Board at the 2024 annual meeting of stockholders, and accordingly, she did not receive a restricted stock grant on June 18, 2024.

(8)	Mr. Ramsey resigned from the Board of Directors on September 3, 2024, and upon his resignation, he forfeited his unvested restricted stock granted on June 18, 2024.

(9)	Ms. Watkins resigned from the Board of Directors on March 11, 2024, and she was not granted any restricted stock during her service in 2024.

Director Compensation Elements

The following table highlights the material elements of our 2024 director compensation program:

Membership/Retainer*	Annual Cash Retainer

Board of Directors Retainer	$ 70,000

Board Chair Retainer	$125,000

Committee Chair Retainer
• Audit Committee	$ 30,000
• Compensation Committee	$ 25,000
• Nominations and Governance Committee	$ 20,000
• Financial Risk Committee	$ 20,000
• Operational and Compliance Risk Committee	$ 20,000

Committee Membership Retainer
• Audit Committee	$ 15,000
• Compensation Committee	$ 12,500
• Nominations and Governance Committee	$ 10,000
• Financial Risk Committee	$ 10,000
• Operational and Compliance Risk Committee	$ 10,000

*	Certain directors elected to receive shares of Common Stock in lieu of cash pertaining to their annual cash retainer and respective committee fees, paid quarterly.

In addition to the committees above, some of our non-employee directors are also members of our Preferred Stock Committee. No fees were paid in 2024 in connection with this committee. All members of the Board of Directors also serve as members of the board of directors of the Bank and its committees and receive no separate compensation for that service.

In addition to the cash retainers set forth above, our non-employee directors each received $145,000 in restricted stock awards, which resulted in a grant date fair value of $144,985. These restricted stock awards will vest and become transferable upon the Company’s 2025 Annual Meeting. These awards will be forfeited if the grantee ceases to be a member of the Board of Directors prior to the vesting event for any reason other than death, disability, or change of control.

We reimburse directors for any out-of-pocket expenses incurred in connection with service as a director.

Director compensation is determined by the Board of Directors, and the Compensation Committee makes recommendations to the Board of Directors based on periodic benchmarking assessments and advice received from the Compensation Committee’s independent compensation consultant. In making recommendations to the Board of Directors, the Compensation Committee considers the competitive positioning of the aggregate and individual components of compensation, as well as the mix of pay and structure versus both direct competitors and other comparable companies. The Compensation Committee also considers the unique skill set required to serve on our Board of Directors and the time commitment associated with preparation for and attendance at meetings of the Board of Directors and its committees as well as external commitments, such as engagement with our stockholders and regulators.

2025 PROXY STATEMENT	73

2024 DIRECTOR COMPENSATION TABLE

Stock Ownership Guidelines

We maintain stock ownership guidelines for our non-employee directors. Under our stock ownership guidelines, each director is expected, within five years of initial election to the Board of Directors, to own Common Stock with a value equivalent to five times their annual cash retainer for serving on our Board of Directors. As of December 31, 2024, all then-current directors were in compliance with our stock ownership guidelines or are expected to achieve compliance within the applicable five-year period.

Other Compensation

We provide non-employee directors with Company-paid business travel accident insurance, as well as annual premiums paid by us to provide a life insurance benefit.

Deferred Compensation Plan

Under our Deferred Compensation Plan for Directors (“Director Deferral Plan”), non-employee directors may elect annually to defer receipt of all or a percentage of their annual retainer. Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. Deferrals are fully vested at all times and are payable in cash (in lump sum or in installments at the election of the director) or Company stock upon termination of the director’s service on the Board of Directors (except for hardship withdrawals in limited circumstances). During 2024, none of the non-employee directors actively participated in the Director Deferral Plan.

74	SLM CORPORATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Sallie Mae’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports on their holdings of and transactions in our Common Stock. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe during the fiscal year 2024 all required reports were filed in a timely manner.

Other Matters

Other Matters for the 2025 Annual Meeting

As of the date of this proxy statement, there are no matters the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Sallie Mae has not been notified of any other business proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a stockholder electronically, telephonically, or on a proxy card gives discretionary authority to the persons named by Sallie Mae to serve as proxies to vote such stockholder’s shares on any such matters in accordance with their best judgment.

Stockholder Proposals for the 2026 Annual Meeting

A stockholder who intends to introduce a proposal for consideration at Sallie Mae’s 2026 annual meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2026 proxy statement if the proposal relates to a subject that is permitted under Rule 14a-8 of the Exchange Act (“Rule 14a-8”). To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than January 5, 2026 at the office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713, and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee it will be included in Sallie Mae’s 2026 proxy statement.

Sallie Mae’s Bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements, and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Sallie Mae’s Bylaws provide that any such proposals or nominations and any nominations to be included in Sallie Mae’s proxy statement pursuant to proxy access provisions of our Bylaws for our 2026 annual meeting must be received by the Company not earlier than the close of business on February 17, 2026, nor later than the close of business on March 19, 2026. All notices must satisfy the other requirements in Sallie Mae’s Bylaws applicable to such proposals, nominations, and proxy access. If a stockholder fails to meet these deadlines or fails to comply with the requirements of Rule 14a-4(c) under the Exchange Act, Sallie Mae may, in certain circumstances, exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

In addition to complying with the advance notice provisions of our Bylaws, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19, which requires, among other things, that a stockholder provide notice that includes certain information, which notice must be postmarked or transmitted electronically to the Company’s Corporate Secretary no later than April 20, 2026*.

*	April 18, 2026 is 60 calendar days prior to the anniversary of this year’s annual meeting date, but such date falls on a Saturday. Accordingly, the deadline is extended to Monday, April 20, 2026.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by us. In addition, officers, directors, regular employees, or other agents of Sallie Mae may solicit proxies by telephone, telefax, personal calls, or other electronic means. We will request banks, brokers, custodians, and other nominees in whose names shares are registered to furnish to the beneficial owners of Sallie Mae’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of the 2024 Form 10-K, this proxy statement, and the proxy card and, upon request, we will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

2025 PROXY STATEMENT	75

OTHER MATTERS

Householding

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding stock but share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us they want to receive separate copies. We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the Notice of Availability or proxy materials, as the case may be, to a stockholder at a shared address to which a single copy of the document(s) was delivered. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-866-540-7095. If you are a beneficial stockholder, please contact your bank or broker to opt in or out of householding.

However, please note if you want to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Availability that was sent to you and we will deliver, promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

76	SLM CORPORATION

Questions and Answers About the Annual Meeting and Voting

Who may vote? Only stockholders who owned shares of our Common Stock, par value $.20 per share, at the close of business on April 21, 2025, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Sallie Mae’s Common Stock is listed on NASDAQ under the symbol “SLM.” On April 21, 2025, 209,856,503 shares of Common Stock were outstanding and eligible to be voted.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”? We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of the Annual Meeting. On or about May 5, 2025, we mail a Notice Regarding the Availability of Proxy Materials (“Notice of Availability”) to the Company’s stockholders. The Notice of Availability contains instructions on how to access our proxy materials and vote online or vote by telephone. The Notice of Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via an email that will provide electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials? You may request paper copies of the proxy materials for the Annual Meeting by following the instructions listed in the Notice of Availability, at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record? If your shares are held in street name through a broker, bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee, or other nominee may only vote your shares on routine matters. Routine matters DO NOT include Proposals 1, 2, and 3 but do include Proposal 4 (relating to the ratification of the appointment of the independent registered public accounting firm). For non-routine matters, your shares will not be voted without your specific voting instructions. Accordingly, Sallie Mae encourages you to vote your shares.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to Sallie Mae or to a third party, or to vote at the Annual Meeting.

How do I vote? We encourage stockholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

•

By Internet prior to the meeting. You may vote electronically via the Internet at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 16, 2025. Please have your Notice of Availability or proxy card available when you log on.

•

By Telephone. If you wish to vote by telephone, you may call the toll-free telephone number on the Notice of Availability or your proxy card, which is available 24-hours a day, and follow the prerecorded instructions. Please have your Notice of Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee, or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on June 16, 2025.

•	By Internet during the meeting. You may vote electronically via the Internet at www.virtualshareholdermeeting.com/SLM2025.

•

By Mail. If you receive a paper copy of the proxy materials, you will need to mark, sign, and date the proxy card or the voting instruction form and return it in the prepaid return envelope provided. Your proxy card or voting instruction form must be received no later than the date indicated on the proxy card or voting instruction form.

What if I hold my shares in street name and I do not provide my broker, bank, trustee, or other nominee with instructions about how to vote my shares? You may instruct your broker, bank, trustee, or other nominee about how they may vote your shares using the methods described above. If you do not provide voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares with respect to Proposal 4 on the proxy card (relating to the ratification of the appointment of the independent registered public accounting firm), which is considered a routine matter. However, the firm will not have discretion to vote your shares with respect to Proposals 1, 2, and 3 on the proxy card, as these are each considered to be a non-routine matter. You are encouraged to participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee, or other nominee.

2025 PROXY STATEMENT	77

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do proxies work? The Board of Directors is requesting your proxy. Giving your proxy means you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that stockholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” the approval of the 2025 ESPP, including the number of shares of Common Stock authorized for issuance under the 2025 ESPP, set forth in Proposal 2;

•	“FOR” advisory approval of Sallie Mae’s executive compensation set forth in Proposal 3; and

•	“FOR” ratification of the appointment of Sallie Mae’s independent registered public accounting firm set forth in Proposal 4.

In the absence of voting instructions to the contrary, shares of Common Stock represented by validly executed proxies will be voted in accordance with the foregoing recommendations. Sallie Mae does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by you electronically, telephonically, or on a proxy card gives discretionary authority to the persons named by Sallie Mae to serve as proxies to vote your shares on any such matters in accordance with their best judgment.

Can I change my vote? Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Sallie Mae’s Corporate Secretary at the Office of the Corporate Secretary, 300 Continental Drive, Newark, Delaware 19713;

•	Submitting another timely vote via the Internet, by telephone, or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or

•	Voting at the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SLM2025.

If your shares are held in street name, contact your broker, bank, trustee, or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum? A quorum is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority in voting power of the Common Stock and entitled to vote at the Annual Meeting are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists. Virtual attendance at the Annual Meeting constitutes presence for purposes of a quorum.

Who will count the vote? Votes will be tabulated by our Chief Legal, Government Affairs, and Communications Officer, who will act as the Inspector of Elections at the Annual Meeting.

Who can attend the Annual Meeting? Only holders of Common Stock as of the record date, April 21, 2025, or duly appointed proxies, may attend the Annual Meeting.

What do I need to attend the Annual Meeting? You may attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SLM2025. Stockholders will need the 16-digit control number provided on their proxy card, voting instruction form, or notice. We suggest you log in at least 15 minutes before the start of the meeting.

Can I ask questions at the Annual Meeting? Stockholders as of our record date, April 21, 2025, will have an opportunity to submit questions live via the Internet during the meeting.

How to Participate in the Annual Meeting

Online:

1.  Visit www.virtualshareholdermeeting.com/SLM2025 and

2.  Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

The meeting will begin promptly at 1:00 p.m., Eastern Daylight Time, on June 17, 2025. We suggest you log in to the meeting platform at least 15 minutes before the start of the meeting.

Where can I find the voting results of the Annual Meeting? We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days following the end of our Annual Meeting.

78	SLM CORPORATION

Appendix A - SLM Corporation 2025 Employee Stock Purchase Plan

Section 1. Purpose. This SLM Corporation 2025 Employee Stock Purchase Plan, as amended from time to time (the “Plan”), is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of Shares. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.

Section 2. Definitions.

(a) “2014 ESPP” means the Sallie Mae Employee Stock Purchase Plan, as amended and restated.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(d) “Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

(e) “Company” means SLM Corporation, a Delaware corporation, including any successor thereto.

(f) “Compensation” means the base salary or wages paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, but excluding overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, annual cash bonuses, supplemental or discretionary bonuses, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with any equity-based awards.

(g) “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

(h) “Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased Shares under the Plan.

(i) “Effective Date” means the date as of which this Plan is adopted by the Board and acquires stockholder approval in accordance with Section 18(k) hereof.

(j) “Eligible Employee” means, unless otherwise determined by the Committee, an Employee who, to the extent permitted to be included or excluded under Section 423(b) of the Code and Treasury Regulation Section 1.423-2(e), during the applicable Offering Period, is employed for at least twenty (20) hours per week. Notwithstanding the foregoing, the Committee (i) may exclude from participation in the Plan or any Offering any Employees who are “highly compensated employees” or a sub-set of such “highly compensated employees” (within the meaning of Section 414(q) of the Code) and (ii) shall exclude any Employees located outside of the United States to the extent permitted under Section 423 of the Code.

(k) “Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

(l) “Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

2025 PROXY STATEMENT	A-1

APPENDIX A - SLM CORPORATION 2025 EMPLOYEE STOCK PURCHASE PLAN

(m) “ESPP Share Account” means an account into which Shares purchased with accumulated payroll deductions at the end of an Offering Period are deposited on behalf of a Participant.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(o) “Fair Market Value” of a Share means, as of a particular date, (1) if the Shares are listed on a national securities exchange, the closing sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which the Shares are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Shares are not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if the Shares are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the fair market value of a Share as determined in good faith by the Committee; provided that Fair Market Value may also be determined by such methods or procedures as may be established by the Committee from time to time, to the extent permissible under, and in accordance with, Code Section 409A.

(p) “Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.

(q) “Offering” or “Offering Period” means the period described in Section 5.

(r) “Offering Period Limit” has the meaning set forth in Section 8.

(s) “Participant” means an Eligible Employee who is actively participating in the Plan.

(t) “Participating Subsidiaries” means the Subsidiaries that have been designated by the Committee as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time, to the maximum extent permitted by Section 423 of the Code and otherwise by applicable law.

(u) “Plan” has the meaning set forth in Section 1.

(v) “Purchase Date” means the last Trading Day of each Offering Period.

(w) “Purchase Price” means such amount that is determined by the Committee from time to time, to the maximum extent permitted by Section 423 of the Code and otherwise by applicable law; provided that in no event shall the Purchase Price be less than (i) the lesser of (a) 85% (or such greater percentage as designated by the Committee) of the Fair Market Value of a Share on the Offering Date or (b) 85% (or such greater percentage as designated by the Committee) of the Fair Market Value of a Share on the Purchase Date, or (ii) the par value of the Shares.

(x) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Securities Act includes any successor provision thereto.

(y) “Share” means a share of the Company’s common stock, $0.20 par value.

(z) “Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

(aa) “Trading Day” means any day on which the national stock exchange upon which the Shares are listed is open for trading.

Section 3.  Administration.

(a) Administration of Plan. The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The determinations and decisions of the Committee, to the maximum extent permitted by Section 423 of the Code and otherwise by applicable law, shall be

A-2	SLM CORPORATION

APPENDIX A - SLM CORPORATION 2025 EMPLOYEE STOCK PURCHASE PLAN

final and binding on all persons. All expenses of administering the Plan shall be borne by the Company. Notwithstanding anything in the Plan to the contrary and without limiting the generality of the foregoing, the Committee shall have the authority to change the minimum amount of Compensation for payroll deductions pursuant to Section 6(a), the frequency with which a Participant may elect to change their rate of payroll deductions pursuant to Section 6(b), the dates by which a Participant is required to submit an Enrollment Form pursuant to Section 6(b) and Section 10(a), and the effective date of a Participant’s withdrawal due to termination of employment or change in status pursuant to Section 11, and the withholding procedures pursuant to Section 18(n).

(b) Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to (i) one or more officers of the Company some or all of its authority under the Plan and (ii) one or more committees of the Board some or all of its authority under the Plan.

Section 4.  Eligibility. In order to participate in an Offering, an Eligible Employee must deliver a completed Enrollment Form to the Company in a timely manner as may be determined by the Committee prior to the Offering Date and must elect their payroll deduction rate as described in Section 6. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own stock of the Company or hold outstanding options to purchase stock of the Company possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit such Eligible Employee’s rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (or such other limit as determined by applicable law, in each case determined at the time the option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code. This Plan shall constitute the Employee Stock Purchase Plan of the Company and each Participating Subsidiary. A Participating Subsidiary may withdraw from the Plan as of any Offering Date by giving timely written notice to the Board.

Section 5.  Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be of a duration as determined by the Committee, to the maximum extent permitted by Section 423 of the Code and otherwise by applicable law. The Committee shall have, prior to the commencement of a particular Offering Period, the authority to change the duration, frequency, start and end dates of that Offering Period and any subsequent Offering Periods (subject to a maximum Offering Period duration of 27 months).

Section 6.  Participation.

(a) Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from their paycheck in an amount equal to a percentage (of at least one percent) of their Compensation on each payday occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence as soon as administratively practicable following the Offering Date and end on the latest practicable payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

(b) Election Changes. Unless otherwise provided for by the Committee, to the maximum extent permitted by Section 423 of the Code and otherwise by applicable law, during an Offering Period, a Participant may decrease (but not increase) their rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions in a timely manner as may be determined by the Committee before the Purchase Date. A Participant may decrease or increase their rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions in a timely manner as may be determined by the Committee before the start of the next Offering Period.

(c) Automatic Re-enrollment. Unless otherwise provided for by the Committee, to the maximum extent permitted by Section 423 of the Code and otherwise by applicable law, the deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6(b), (ii) withdraws from the Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.

2025 PROXY STATEMENT	A-3

APPENDIX A - SLM CORPORATION 2025 EMPLOYEE STOCK PURCHASE PLAN

Section 7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of Shares determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided that the maximum number of Shares that may be purchased by the Participants, individually or in the aggregate during any Offering Period, shall be determined by the Committee, to the maximum extent permitted by Section 423 of the Code and otherwise by applicable law (subject to adjustment in accordance with Section 17 and the limitations set forth in Section 4 and Section 13 of the Plan) (the “Offering Period Limit”).

Section 8. Exercise of Option/Purchase of Shares. A Participant’s option to purchase Shares will be exercised automatically on the Purchase Date of each Offering Period. Unless otherwise determined by the Committee, the Participant’s accumulated payroll deductions will be used to purchase the maximum number of Shares that can be purchased with the amounts in the Participant’s notional account, including, at the discretion of the Committee, fractional Shares, subject to the Offering Period Limit and the limitations set forth in Section 4 and Section 13 of the Plan.

Section 9. Transfer of Shares. As soon as administratively practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the Shares purchased upon exercise of the Participant’s option. The Committee may permit or require that the Shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the Shares be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a stockholder with respect to the Shares subject to any option granted under the Plan until such Shares have been delivered pursuant to this Section 9.

Section 10. Withdrawal.

(a) Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating their election to withdraw in a timely manner as may be determined by the Committee before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in their notional account (that have not been used to purchase Shares) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating their election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6(a) of the Plan.

(b) Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon the Participant’s eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

Section 11. Termination of Employment; Change in Employment Status. Notwithstanding Section 10, upon termination of a Participant’s employment for any reason prior to the Purchase Date, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs prior to the date as determined by the Committee that precedes the Purchase Date, the Participant will be deemed to have withdrawn from an Offering in accordance with Section 10 and the payroll deductions in the Participant’s notional account (that have not been used to purchase Shares) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts by will or the laws of descent and distribution, and the Participant’s option shall be automatically terminated. If the Participant no longer qualifies as an Eligible Employee on or following the date as determined by the Committee that precedes the Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

Section 12. Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

Section 13. Shares Reserved for Plan.

(a) Number of Shares. The maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate 13,250,000 Shares, subject to adjustment as provided in Section 17. The Shares may be newly issued Shares, treasury Shares, or Shares acquired on the open market. If any purchase of Shares pursuant to an option under the Plan is not consummated, the Shares not purchased under such option will again become available for issuance under the Plan. The 2014 ESPP will be terminated following the settlement of any options granted pursuant to any open offering period under the 2014 ESPP.

(b) Over-subscribed Offerings. The number of Shares which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. If the Committee determines that, on a particular Purchase Date, the number of Shares with respect to which options are to be exercised exceeds either the number of Shares then available under the Plan or the

A-4	SLM CORPORATION

APPENDIX A - SLM CORPORATION 2025 EMPLOYEE STOCK PURCHASE PLAN

Offering Period Limit, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable. No option granted under the Plan shall permit a Participant to purchase Shares which, if added together with the total number of Shares purchased by all other Participants in such Offering, would exceed either the total number of Shares remaining available under the Plan or the Offering Period Limit.

Section 14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Shares hereunder, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

Section 15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

Section 16. Statements. Each Participant will be provided with statement(s) at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any Shares purchased with accumulated funds, the number of Shares purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

Section 17. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the Company’s structure affecting the Shares occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of Shares and class of Shares that may be delivered under the Plan, the Purchase Price per Share and the number of Shares covered by each outstanding option under the Plan, as well as the numerical limits of Section 7 and Section 13.

(b) Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date, and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10 (or deemed to have withdrawn in accordance with Section 11).

(c) Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed, or an equivalent option substituted, by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such date, the Participant has withdrawn (or, pursuant to Section 11, been deemed to have withdrawn) from the Offering in accordance with Section 10. Notwithstanding the foregoing, in the event of a Corporate Transaction, the Committee may also elect to terminate all outstanding Offering Periods in accordance with Section 18(i).

Section 18. General Provisions.

(a) Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

(b) No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

(c) Rights as Stockholder. A Participant will become a stockholder with respect to the Shares that are purchased pursuant to options granted under the Plan when the Shares are transferred to the Participant or, if applicable, to the Participant’s ESPP Share Account. A Participant will have no rights as a stockholder with respect to Shares for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided herein.

2025 PROXY STATEMENT	A-5

APPENDIX A - SLM CORPORATION 2025 EMPLOYEE STOCK PURCHASE PLAN

(d) Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

(e) Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof.

(f) Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Shares shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the Shares pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed.

(g) Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of Shares acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date.

(h) Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 18(i), shall have a term of 10 years.

(i) Amendment or Termination. The Committee may, to the maximum extent permitted by Section 423 of the Code and otherwise by applicable law, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once Shares have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 17). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase Shares will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

(j) Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

(k) Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

(l) Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

(m) Section 409A; Limitation of Liability. The Plan and all options are intended to be exempt from Section 409A of the Code as “short-term deferrals” within the meaning of Treasury Regulation §1.409A-1(b)(4), and as “statutory stock options” within the meaning of Treasury Regulation §1.409A-1(b)(5)(ii), and the Plan and the options will be interpreted and administered accordingly. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Committee, nor any person acting on behalf of the Company or the Committee, will be liable to any Participant or other person by reason of any acceleration of income, any additional tax, or any other tax or liability asserted by reason of the failure of the Plan or any option to be exempt from or satisfy the requirements of Section 409A of the Code.

(n) Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. At any time, the Company or any Subsidiary may, but will not be obligated to, withhold from a Participant’s compensation the amount necessary for the Company or any Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary any tax deductions or benefits attributable to the sale or early disposition of Shares by such Participant. In addition, the Company or any Subsidiary may, but will not be obligated to, withhold from the proceeds of the sale of Shares or any other method of withholding that the Company or any Subsidiary deems appropriate to the extent permitted by, where applicable, Treasury Regulation Section 1.423-2(f). The Company will not be required to issue any Shares under the Plan until such obligations are satisfied.

(o) Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

(p) Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

A-6	SLM CORPORATION

Appendix B - Reconciliation of Non-GAAP Financial Measures

Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income Per Share*

(Dollars in thousands, except per share amounts)	Year Ended December 31, 2024

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income” adjustments to GAAP:

GAAP net income	$608,325

Preferred stock dividends	$18,296

GAAP net income attributable to SLM Corporation common stock	$590,029

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income” adjustments to GAAP:

Add provisions for credit losses	$408,515

Add total non-interest expenses	$641,899

Add income tax expense	$190,311

Add preferred stock dividends	$18,296

Total Non-GAAP “Pre-Tax, Pre-Provision, Pre-Non-interest Expense” adjustments to GAAP	$1,259,021

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income”	$1,849,050

Average common and common equivalent shares outstanding	219,934

GAAP diluted earnings per common share	$2.68

Total adjustments per common share	$5.73

Non-GAAP “Pre-Tax, Pre-Provision, Pre-Non-interest Expense Income” per share*	$8.41

*	Otherwise known as “Adjusted Income Per Share”

2025 PROXY STATEMENT	B-1

APPENDIX B - RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Non-interest Expenses Excluding FDIC and AIP Expense*

(Dollars in thousands)	Year Ended December 31, 2024

Non-GAAP “Non-interest Expenses Excluding FDIC and AIP Expense”* adjustments to GAAP:

GAAP total non-interest expenses	$641,899

Non-GAAP “Non-interest Expenses Excluding FDIC and AIP Expense”* adjustments to GAAP:

Less FDIC assessment fees	$(51,606)

Less AIP expense	$(54,262)

Total Non-GAAP “Non-interest Expenses Excluding FDIC and AIP Expense”* adjustments to GAAP	$(105,868)

Non-GAAP “Non-interest Expenses Excluding FDIC and AIP Expense”*	$536,031

*	Otherwise known as “Adjusted Non-interest Expenses”

B-2	SLM CORPORATION

SLM CORPORATION ATTN: CORPORATE SECRETARY 300 CONTINENTAL DRIVE NEWARK, DE 19713

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Daylight Time, the day before the meeting date for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SLM2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Daylight Time, the day before the meeting date for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68502-P26095    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLM CORPORATION
The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Janaki Akella	☐	☐	☐

1b. R. Scott Blackley	☐	☐	☐

1c. Mary Carter Warren Franke	☐	☐	☐

1d. Daniel Greenstein	☐	☐	☐

1e. Henry F. Greig	☐	☐	☐

1f. Mark L. Lavelle	☐	☐	☐

1g. Christopher T. Leech	☐	☐	☐

1h. Ted Manvitz	☐	☐	☐

1i. Jim Matheson	☐	☐	☐

1j. Gary Millerchip	☐	☐	☐

1k. Vivian C. Schneck-Last	☐	☐	☐

	For	Against	Abstain

1l. Jonathan W. Witter	☐	☐	☐

1m. Kirsten O. Wolberg	☐	☐	☐

2. Approval of the 2025 Employee Stock Purchase Plan, including the number of shares of Common Stock authorized for issuance under the 2025 Employee Stock Purchase Plan.	☐	☐	☐

3. Advisory approval of SLM Corporation’s executive compensation.	☐	☐	☐

4. Ratification of the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for 2025.	☐	☐	☐

NOTE: This proxy is revocable and the shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted as the Board of Directors recommends. If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE VOTE, SIGN, AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼ DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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V68503-P26095

SLM CORPORATION

Annual Meeting of Stockholders

June 17, 2025 1:00 PM Eastern Daylight Time

Via the Internet at www.virtualshareholdermeeting.com/SLM2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicolas Jafarieh and Richard M. Nelson or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of SLM Corporation to be held on June 17, 2025, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF PROPOSALS 1, 2, 3, AND 4, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

Continued and to be signed on reverse side